Exhibit 99.1

Green Bancorp, Inc.
and Subsidiaries

Consolidated Financial Statements as of and
for the Years Ended December 31, 2018, 2017 and 2016,
and Independent Auditors’ Report

Exhibit 99.1

GREEN BANCORP, INC. AND SUBSIDIARIES
TABLE OF CONTENTS TO CONSOLIDATED FINANCIAL STATEMENTS

Green Bancorp, Inc. and Subsidiaries

Independent Auditor's Report	2
Consolidated Balance Sheets as of December 31, 2018 and 2017	2
Consolidated Statements of Income (Loss) for the Years Ended December 31, 2018, 2017 and 2016	2
Consolidated Statements of Comprehensive Income (Loss) for the Years Ended December 31, 2018, 2017 and 2016	2
Consolidated Statements of Changes in Shareholders’ Equity for the Years Ended December 31, 2018, 2017 and 2016	2
Consolidated Statements of Cash Flows for the Years Ended December 31, 2018, 2017 and 2016	2
Notes to Consolidated Financial Statements	2

Exhibit 99.1

INDEPENDENT AUDITOR'S REPORT

To Those Charged with Governance of
Green Bancorp, Inc. and subsidiaries
Houston, Texas

We have audited the accompanying consolidated financial statements of Green Bancorp, Inc. and its subsidiaries (the "Company"), which comprise the consolidated balance sheets as of December 31, 2018 and December 31, 2017, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for the three years in the period ended December 31, 2018, and the related notes to the consolidated financial statements.
Management's Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Green Bancorp, Inc. and its subsidiaries as of December 31, 2018 and December 31, 2017, and the results of their operations and their cash flows for each of the three years in the period ended Decmeber 31, 2018, in accordance with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 5, 2019

Exhibit 99.1

GREEN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	December 31,
	2018	2017
ASSETS
Cash and due from banks	$30,337	$26,562
Interest bearing deposits in financial institutions and fed funds sold	82,383	114,119
Total cash and cash equivalents	112,720	140,681
Available-for-sale securities, at fair value	600,730	705,539
Held-to-maturity securities, at amortized cost (fair value of $61,154 and $13,146, respectively)	60,984	13,275
Investment in Patriot Bancshares Capital Trusts I and II	666	666
Federal Reserve Bank stock	11,845	11,702
Federal Home Loan Bank of Dallas stock	17,645	14,915
Other investments	10,797	—
Total securities and other investments	702,667	746,097
Loans held for sale	9,360	7,156
Loans held for investment	3,311,967	3,190,485
Allowance for loan losses	(32,534)	(31,220)
Loans, net	3,288,793	3,166,421
Premises and equipment, net	28,580	24,002
Goodwill	85,291	85,291
Core deposit intangibles, net of accumulated amortization	7,307	8,503
Accrued interest receivable	12,606	11,109
Deferred tax asset, net	11,403	8,758
Real estate acquired by foreclosure	609	802
Bank owned life insurance	56,841	55,302
Other assets	14,368	14,950
Branch assets held for sale	84,568	—
TOTAL ASSETS	$4,405,753	$4,261,916

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing	$825,365	$803,210
Interest-bearing transaction and savings	1,300,825	1,331,601
Certificates and other time deposits	1,340,159	1,262,332
Total deposits	3,466,349	3,397,143
Securities sold under agreements to repurchase	3,226	5,173
Other borrowed funds	300,000	325,000
Subordinated debentures and subordinated notes	48,302	47,737
Accrued interest payable	5,181	2,841
Other liabilities	19,823	20,227
Branch liabilities held for sale	52,293	—
Total liabilities	3,895,174	3,798,121
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 90,000,000 shares authorized; 37,562,023 and 37,280,822 shares issued at December 31, 2018 and December 31, 2017, respectively; 37,384,023 and 37,102,822 shares outstanding at December 31, 2018 and December 31, 2017, respectively	376	373
Capital surplus	394,823	387,891
Retained earnings	129,866	83,263
Accumulated other comprehensive loss, net	(13,233)	(6,479)
Less treasury stock, at cost, 178,000 shares at both December 31, 2018 and 2017	(1,253)	(1,253)
Total shareholders’ equity	510,579	463,795
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,405,753	$4,261,916

See notes to consolidated financial statements.

GREEN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Dollars in thousands, except per share data)

	For the Years ended December 31,
	2018	2017	2016
INTEREST INCOME:
Loans, including fees	$181,793	$154,266	$149,422
Securities	17,922	15,294	4,209
Other investments	1,399	847	761
Deposits in financial institutions and fed funds sold	2,675	1,843	1,152
Total interest income	203,789	172,250	155,544
INTEREST EXPENSE:
Transaction and savings deposits	13,335	9,298	5,749
Certificates and other time deposits	20,857	15,452	14,022
Subordinated debentures and subordinated notes	4,432	4,216	1,182
Other borrowed funds	7,197	2,237	963
Total interest expense	45,821	31,203	21,916
NET INTEREST INCOME	157,968	141,047	133,628
PROVISION FOR LOAN LOSSES	14,300	14,360	64,700
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	143,668	126,687	68,928
NONINTEREST INCOME:
Customer service fees	10,702	9,103	6,129
Loan fees	3,393	3,515	2,974
Gain (loss) on sale of available-for-sale securities, net	66	(38)	—
Loss on held-for-sale loans, net	—	(2,308)	(1,404)
Gain on sale of guaranteed portion of loans, net	2,839	5,755	3,343
Other	3,529	2,485	3,154
Total noninterest income	20,529	18,512	14,196
NONINTEREST EXPENSE:
Salaries and employee benefits	55,186	52,542	46,827
Occupancy	8,534	8,194	8,316
Professional and regulatory fees	6,846	8,868	8,907
Data processing	3,926	3,808	3,817
Software license and maintenance	2,794	2,027	2,155
Marketing	1,065	775	1,099
Loan related	1,288	1,804	3,795
Real estate acquired by foreclosure, net	139	704	3,168
Merger and acquisition expenses	4,187	—	456
Other	7,528	5,377	5,958
Total noninterest expense	91,493	84,099	84,498
INCOME (LOSS) BEFORE INCOME TAXES	72,704	61,100	(1,374)
PROVISION (BENEFIT) FOR INCOME TAXES	15,997	26,964	(402)
NET INCOME (LOSS)	$56,707	$34,136	$(972)

EARNINGS (LOSSES) PER SHARE:
Basic	$1.52	$0.92	$(0.03)
Diluted	$1.51	$0.92	$(0.03)

See notes to consolidated financial statements.

GREEN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Dollars in thousands)

	For the Years ended December 31,
	2018	2017	2016
NET INCOME (LOSS)	$56,707	$34,136	$(972)
OTHER COMPREHENSIVE LOSS, BEFORE TAX:
Securities available-for-sale:
Change in net unrealized losses on securities available-for-sale	(6,883)	(8,853)	(1,757)
Reclassification of net gains included in net income	66	—	—
Reclassification of unrealized losses on securities transferred to held-to-maturity	2,188	—	—
Tax effect	(972)	(3,099)	(615)
Other comprehensive loss, net of tax, for securities available-for-sale	(3,657)	(5,754)	(1,142)
Securities held-to-maturity:
Reclassification of unrealized losses on securities transferred from available-for-sale	(2,188)	—	—
Amortization of unrealized losses on securities transferred from available-for-sale	251	—	—
Other comprehensive loss, net of tax, for securities held-to-maturity	(1,937)	—	—
OTHER COMPREHENSIVE LOSS, NET OF TAX	(5,594)	(5,754)	(1,142)
COMPREHENSIVE INCOME (LOSS)	$51,113	$28,382	$(2,114)

See notes to consolidated financial statements.

GREEN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(In thousands)

	Common Stock		Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock
	Shares	Amount					Total
BALANCE — January 1, 2016	36,788	$368	$378,518	$50,099	$417	$—	$429,402
Net loss	—	—	—	(972)	—	—	(972)
Other comprehensive loss	—	—	—	—	(1,142)	—	(1,142)
Issuance of common stock in connection with the acquisition of Patriot Bancshares, Inc.	(178)	—	—	—	—	(1,253)	(1,253)
Issuance of common stock in connection with the exercise of stock options	378	4	3,042	—	—	—	3,046
Stock-based compensation expense	—	—	1,401	—	—	—	1,401
BALANCE — December 31, 2016	36,988	$372	$382,961	$49,127	$(725)	$(1,253)	$430,482
Net income	—	—	—	34,136	—	—	34,136
Other comprehensive loss	—	—	—	—	(5,754)	—	(5,754)
Purchase of treasury stock	—	—	—	—	—	—	—
Issuance of common stock in connection with exercise of stock options	115	1	485	—	—	—	486
Stock-based compensation expense	—	—	4,445	—	—	—	4,445
BALANCE — December 31, 2017	37,103	$373	$387,891	$83,263	$(6,479)	$(1,253)	$463,795
Reclassification upon adoption of ASU 2018-02(1)	—	—	—	1,396	(1,396)	—	—
Reclassification upon adoption of ASU 2016-01(1)	—	—	—	(299)	236	—	(63)
Net income	—	—	—	56,707	—	—	56,707
Other comprehensive loss	—	—	—	—	(5,594)	—	(5,594)
Issuance of common stock in connection with exercise of stock options	281	3	3,052	—	—	—	3,055
Stock-based compensation expense	—	—	3,880	—	—	—	3,880
Cash dividend declared and paid, $0.10 per share	—	—	—	(11,201)	—	—	(11,201)
BALANCE — December 31, 2018	37,384	$376	$394,823	$129,866	$(13,233)	$(1,253)	$510,579

(1)	Adoption of Accounting Standards Updates 2018-02 and 2016-01. See Notes 1 and 13 to interim condensed consolidated financial statements for additional information.

See notes to consolidated financial statements.

GREEN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	For the Years ended December 31,
	2018	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$56,707	$34,136	$(972)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and accretion of premiums and discounts on securities, net	3,130	1,764	821
Accretion of loan discounts, net	(3,646)	(4,755)	(8,358)
Amortization of deposit premiums	(741)	(995)	(2,362)
Amortization of core deposit intangibles	1,196	1,472	1,587
Amortization and accretion of borrowing and debt valuation allowance, net	420	420	289
Amortization of issuance costs of subordinated notes	145	145	9
Provision for loan losses	14,300	14,360	64,700
Depreciation	1,803	2,044	2,388
Net (gain) loss on sale of available-for-sale securities	(66)	38	—
Net (gain) loss on sale of real estate acquired by foreclosure	(103)	147	563
Net loss on loans held for sale	—	2,308	1,404
Net gain on sale of guaranteed portion of loans	(2,839)	(5,755)	(3,343)
Net market value loss on equity investments	241	—	—
Originations of loans held for sale	(34,259)	—	(1,094)
Proceeds from sales of and principal collected on loans held for sale	34,894	16,845	21,488
Writedown of real estate acquired by foreclosure	193	304	1,048
Deferred income tax expense (benefit)	(370)	5,243	8,361
Stock-based compensation expense	4,849	4,880	1,587
(Increase) decrease in accrued interest receivable and other assets, net	(2,852)	12,775	(16,520)
Increase in accrued interest payable and other liabilities, net	1,944	3,658	1,838
Net cash provided by operating activities	74,946	89,034	73,434

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the maturities or calls and paydowns of available-for-sale securities	82,121	72,082	110,423
Proceeds from the sale of available-for-sale securities	24,424	349,374	—
Purchases of available-for-sale securities	(74,191)	(847,078)	(100,335)
Proceeds from the maturities or calls and paydowns of held-to-maturity securities	6,025	6,276	8,507
Purchases of held-to-maturity securities	(3,627)	—	(1,963)
Proceeds from sales of guaranteed portion of loans	—	56,102	39,109
Proceeds from sales of real estate acquired by foreclosure	1,783	3,967	8,794
Purchases of Federal Home Loan Bank of Dallas stock, net of redemptions	(2,730)	(7,886)	6,084
Purchases of Federal Reserve Bank stock	(143)	(748)	(3,747)
Purchase of Bank-Owned Life Insurance	—	(20,000)	—
Net increase in loans held for investment and held for sale	(222,302)	(154,951)	(115,148)
Investment in construction (sale of) premises and purchases of other fixed assets	(437)	4,898	(326)
Net cash used in investing activities	(189,077)	(537,964)	(48,602)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in deposit accounts	122,200	23,438	276,314
Net (decrease) increase in securities sold under agreements to repurchase	(1,947)	1,680	420
Net proceeds from (repayment of) other short-term borrowed funds	(25,000)	175,000	(64,250)
Proceeds from other long-term borrowed funds	50,000	—	50,000
Repayment of other long-term borrowed funds	(50,000)	—	(58,884)
Proceeds from issuance of common stock due to exercise of stock options	2,118	486	3,046
Proceeds from issuance of subordinated notes, net	—	—	33,876
Purchase of treasury stock	—	—	(1,253)
Payments of cash dividends	(11,201)	—	—
Net cash provided by financing activities	86,170	200,604	239,269

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$(27,961)	$(248,326)	$264,101

CASH AND CASH EQUIVALENTS:
Beginning of year	140,681	389,007	124,906
End of year	$112,720	$140,681	$389,007

NONCASH ACTIVITIES:
Noncash investing and financing activities - acquisition of real estate through foreclosure of collateral	$7,643	$5,270	$3,503
Transfer of loans to held-for-sale	—	15,185	45,403
SUPPLEMENTAL INFORMATION:
Interest paid	$43,657	$31,179	$23,473
Income taxes paid	13,000	16,200	11,700

See notes to consolidated financial statements.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
Organization—Green Bancorp, Inc. (“Green Bancorp”), together with its subsidiary bank (the “Company”), is a Texas corporation that was incorporated on October 20, 2004. In 2006 Green Bancorp entered into an agreement and plan of merger with Redstone Bank, National Association (“Redstone Bank”), a national banking association located in Houston, Texas, for the purpose of acquiring all of the issued and outstanding stock of Redstone Bank. The acquisition was completed on December 31, 2006, and Green Bancorp became a bank holding company registered under the Bank Holding Company Act of 1956, as amended.
Green Bank, N.A. (the “Bank”) is a national banking association, which was chartered under the laws of the United States of America as a national bank on February 17, 1999, as Redstone Bank. On September 14, 2007, the name was changed to Green Bank, N.A. The Bank provides commercial and consumer banking services in the greater Houston and Dallas metropolitan areas, and Austin, Louisville and Honey Grove.
Merger Agreement-On January 1, 2019 (the “Closing Date”), Veritex Holdings, Inc. (“Veritex”), the parent holding company of Veritex Community Bank (“Veritex Bank”), completed the transactions contemplated by the Agreement and Plan of Reorganization, dated as of July 23, 2018 (the “Agreement”), by and among Veritex, MustMS, Inc., a wholly owned subsidiary of Veritex (“Merger Sub”), and Green Bancorp, the parent holding company of the Bank. On the Closing Date, (i) Merger Sub was merged with and into Green, with Green continuing as the surviving corporation and a wholly owned subsidiary of Veritex (the “Merger”) (the effective time of the Merger, the “Effective Time”), (ii) immediately thereafter, Green (as the surviving corporation) was merged with and into Veritex, with Veritex as the surviving corporation (together with the Merger, the “Holdco Mergers”), and (iii) immediately thereafter, Green Bank was merged with and into Veritex Bank, with Veritex Bank continuing as the surviving bank (together with the Holdco Mergers, the “Merger Transactions”). The Merger Transactions were described in the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 31, 2018 and amended on October 10, 2018 (the “Registration Statement”).
At the Effective Time, pursuant to the terms of the Agreement, each share of common stock, par value $0.01 per share, of Green was converted into the right to receive 0.79 shares of common stock, par value $0.01 per share, of Veritex (“Veritex Common Stock”), with cash paid in lieu of fractional shares of Veritex Common Stock (the “Merger Consideration”).
Summary of Significant Accounting and Reporting Policies—The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). A summary of significant accounting policies follows.
Basis of Presentation—The consolidated financial statements include the accounts of Green Bancorp and its subsidiaries. Intercompany transactions have been eliminated in consolidation. Operations are managed and financial performance is evaluated on a company‑wide basis. The Company operates its business as one segment providing banking services to a variety of customers.
Segment Reporting— The Company has one reportable segment. The Company’s chief operating decision-maker uses consolidated results to make operating and strategic decisions.
Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.  The calculation of the allowance for loan losses, the valuation of goodwill and available for sale securities, acquired assets and liabilities and the calculation of stock based compensation are estimates particularly susceptible to significant change in the near term.  Actual results could differ from those estimates.
Cash and Cash Equivalents—Cash and cash equivalents include cash due from banks, federal funds sold and interest‑bearing deposits in financial institutions. Federal funds sold are invested for a period of three days or less. Interest bearing deposits include demand balances at the Federal Reserve Bank and balances with other financial institutions with original maturities of three months or less. Balances at the Federal Reserve Bank include restricted amounts required to satisfy reserve requirements, which are provided in Note 4.
Earnings Per Common Share—Basic earnings per common share is computed as net income available to common shareholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share is computed using the weighted‑average number of shares determined for the basic earnings per common share computation plus the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock using the treasury stock method. Outstanding stock options issued by the Company represent the only dilutive effect reflected in diluted weighted average shares. In the event of a net loss, the outstanding stock options are excluded from the diluted earnings per common share calculation due to their anti-dilutive effect and the diluted net loss per common share would equal the basic net loss per common share.  A reconciliation of the weighted-average shares used in calculating basic earnings per common share and the weighted average common shares used in calculating diluted earnings per common share for the reported periods is provided in Note 2.
Securities—Securities classified as held‑to‑maturity are carried at cost, adjusted for the amortization of premiums and the accretion of discounts. Management has the positive intent, and the Company has the ability, to hold these assets until their maturities.
Under certain circumstances (including the deterioration of the issuer’s creditworthiness or a change in tax law or statutory or regulatory requirements), these securities may be sold or transferred to another portfolio. At the time securities are transferred from available-for -sale to held-to-maturity, the transfer is recorded at fair value, and the related unrealized gain or loss included in other comprehensive income remains in other comprehensive income, to be amortized with an offsetting entry to interest income as a yield adjustment through earnings over the remaining term of the securities. No gain or loss is recorded at the time of transfer.
Securities classified as available‑for‑sale are carried at fair value. Unrealized gains and losses are excluded from earnings and reported, net of tax, as accumulated other comprehensive income or loss until realized. Declines in the fair value of individual securities below their cost that are determined to be other‑than‑temporary would result in writedowns, as a realized loss, of the individual securities to their fair value. In evaluating other‑than‑temporary impairment losses, management considers several factors, including the severity and the duration of time that the fair value has been less than cost, the credit quality of the issuer, and whether it is more likely than not that the Company will be required to sell the security before a recovery in value. Securities within the available‑for‑sale portfolio may be used as part of the Company’s asset and liability management strategy and may be sold in response to changes in interest rate risk, prepayment risk or other factors.
Premiums and discounts are amortized and accreted to net income using the interest method of accounting, adjusted for prepayments as applicable. The specific identification method of accounting is used to compute gains or losses on the sales of securities. Interest earned on these assets is included in interest income.
Other securities are stated at cost and include stock of the Federal Reserve Bank and the FHLB. Dividends received on these investments are included in interest income.
Loans Held-for-Sale— Loans are classified as held-for-sale when management has positively determined that the loans will be sold in the foreseeable future and the Company has the ability to do so. The classification may be made upon origination or subsequent to the origination or purchase. Once a decision has been made to sell loans not previously classified as held-for-sale, such loans are transferred into the held-for-sale classification and carried at the lower of cost or estimated fair value.  Fair value of government guaranteed and commercial loans held-for-sale is based on commitments from investors or prevailing market prices. Gains and losses on sales are recorded in noninterest income and determined on a specific identification basis.
Loans Held for Investment—Loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported in the balance sheet as loans held for investment stated at the principal amount outstanding adjusted for charge-offs, the allowance for loan losses, deferred fees or costs and unamortized premiums or discounts. Interest income for loans is recognized principally by the simple interest method.
A loan is defined as impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due, both interest and principal, according to the contractual terms of the loan agreement. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized.
Nonperforming Loans and Past Due Loans—Nonperforming loans are loans which have been categorized by management as nonaccrual because collection of interest is doubtful and loans which have been restructured due to the borrower’s financial difficulty and which result in a concessionary modification.
When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is placed on nonaccrual status and classified as impaired unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to evaluate the appropriateness of its accruing status. When a loan is placed on nonaccrual status, all accrued but unpaid interest is reversed against interest income. Payments received on nonaccrual loans are applied first to outstanding loan amounts and next to the recovery of charged‑off loan amounts. Any excess is treated as a recovery of lost interest.
The restructuring of a loan is considered a troubled debt restructuring if both the borrower is experiencing financial difficulties and the creditor has granted a concession. Concessions may include interest rate reductions or below market interest rates, principal forgiveness, restructuring amortization schedules and other actions intended to minimize potential losses. Loans restructured in a troubled debt restructuring are considered impaired. Impairment loss of restructured loans is based on the difference between the original loan’s carrying amount and the present value of expected future cash flows discounted at the original, contractual rate of the loan.
Generally, a nonaccrual loan that is restructured remains on nonaccrual for a period of six months to demonstrate that the borrower can meet the restructured terms. However, performance prior to the restructuring, or significant events that coincide with the restructuring, are included in assessing whether the borrower can meet the new terms and may result in the loan being returned to accrual at the time of restructuring or after a shorter performance period. If the borrower’s ability to meet the revised payment schedule is uncertain, the loan remains classified as a nonaccrual loan.
Allowance for Loan Losses—The allowance for loan losses is a valuation allowance for losses incurred on loans. All losses are charged to the allowance when the loss actually occurs or when a determination is made that a loss is probable. Recoveries are credited to the allowance at the time of recovery. The Company’s allowance for loan losses consists of two components including a general component based upon probable but unidentified losses inherent in the portfolio and a specific component on individual loans that are considered impaired.
The general component of the allowance for loan losses related to probable but unidentified losses inherent in the portfolio is based on our actual historical loss experience and various qualitative factors.  The qualitative factors include lending policies and procedures, loan volume and terms, experience, depth and ability of lending management, volume and severity of past due loans and monitored loans, quality of loan review system, concentrations, value of collateral underlying collateral dependent loans,  economic conditions and other factors. Additional factors considered include the actual historical loss experience at the total portfolio level, a comparison of the allowance ratios to peer data, an analysis of the allowance by risk rating and other factors.
To arrive at the general component of the allowance, loans are first separated into originated and acquired groups and then further separated by loan type for each group. On a quarterly basis, the trends in various metrics related to each of the factors described above are reviewed to determine the appropriate level of change to be applied to each factor for the period.  The factors described above are calculated for the applicable loan groups and for each loan type within the applicable group and then applied to the loan balance by type to calculate the general reserve. The actual loss factor is based on our loss migration analysis, which calculates the weighted average of actual losses by loan type and within each risk rating over the prior three years.
The specific component of the allowance for loan losses is calculated based on a review of individual loans considered impaired. The analysis of impaired losses may be based on the present value of expected future cash flows discounted at the effective loan rate, an observable market price or the fair value of the underlying collateral on collateral dependent loans. In determining the collectability of certain loans, management also considers the fair value of any underlying collateral. The amount ultimately realized may differ from the carrying value of these assets because of economic, operating, or other conditions beyond the Company’s control.
Throughout the year, management estimates the probable level of losses to determine whether the allowance for loan losses is adequate to absorb inherent losses in the existing portfolio. Based on these estimates, an amount is charged to the provision for loan losses and credited to the allowance for loan losses in order to adjust the allowance to a level determined to be adequate to absorb inherent losses.  If economic conditions or borrower behavior deviate substantially from the assumptions utilized in the allowance calculation, increases in the allowance may be required.
Estimates of loan losses involve an exercise of judgment. While it is reasonably possible that in the near term the Company may sustain losses which are substantial relative to the allowance for loan losses, it is the judgment of management that the allowance for loan losses reflected in the consolidated balance sheets is adequate to absorb probable losses that exist in the current loan portfolio.
Accounting for Acquired Loans and the Allowance for Acquired Loan Losses — Acquisitions are accounted for using the acquisition method of accounting. Accordingly, the assets, including loans, and liabilities of the acquired entity were recorded at their fair values at the acquisition date. No allowance for credit losses related to the acquired loans is recorded on the acquisition date, as the fair value of the acquired loans incorporates assumptions regarding credit risk. These fair value estimates associated with acquired loans, and based on a discounted cash flow model, include estimates related to market interest rates and undiscounted projections of future cash flows that incorporate expectations of prepayments and the amount and timing of principal, interest and other cash flows, as well as any shortfalls thereof.  The excess of cash flows expected at acquisition over the estimated fair value is considered the accretable discount or premium and is recognized in interest income over the remaining life of the loan using the interest method.
Acquired loans with evidence of credit deterioration and the probability that all contractually required payments will not be collected as of the date of acquisition are accounted for in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 310-30. The difference between contractually required payments at acquisition and the cash flows expected to be collected is considered the non-accretable discount. The non-accretable discount represents the future credit losses expected to be incurred over the life of the loan. Subsequent increases in the expected cash flows will result in a recovery of any previously recorded allowance for loan losses and a reclassification from non-accretable discount to accretable discount.
At period-end after acquisition, the fair-valued acquired loans from each acquisition are reassessed to determine whether an addition to the allowance for credit losses is appropriate due to further credit quality deterioration. Methods utilized to estimate any subsequently required allowance for credit losses for acquired loans not deemed credit-impaired at acquisition are similar to originated loans; however, the estimate of loss is based on the unpaid principal balance and then compared to any remaining unaccreted purchase discount. To the extent that the calculated loss is greater than the remaining unaccreted purchase discount, an allowance is recorded for such difference.
Bank-Owned Life Insurance (“BOLI”)—Bank-owned life insurance is stated at its cash surrender value.  The Company is the beneficiary of life insurance policies on current and former officers and selected employees of the Company.
Premises and Equipment—Land is carried at cost. Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation expense is computed primarily using the straight‑line method over the estimated useful lives (ranging from two to thirty years) of the assets. Leasehold improvements are amortized using the straight‑line method over the periods of the leases or the estimated useful lives, whichever is shorter.
Goodwill and Other Intangibles—Goodwill has an indefinite useful life and is subject to an annual impairment test and more frequently if a triggering event occurs. During 2017, the Company changed the annual impairment assessment date from December 31 to October 31. There was no impact to the process or results. We completed our annual impairment analysis of goodwill as of October 31, 2018.  Based on this analysis we do not believe any of our goodwill is impaired as of this date because the fair value of our equity exceeds the carrying value.  The goodwill impairment test involves a two‑step process. Under the first step, the estimation of fair value of the reporting unit is compared with its carrying value including goodwill. If step one indicates a potential impairment, the second step is performed to measure the amount of impairment, if any. Goodwill impairment exists when the implied fair value of goodwill is less than its carrying value. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation. As part of its impairment analysis, the Company uses a variety of methodologies in determining the fair value of the reporting unit, including cash flow analysis that are consistent with the assumptions management believes hypothetical marketplace participants would use.
Core deposit intangibles are amortized on an accelerated basis over the years expected to be benefited, which the Company estimates to be approximately six to nineteen years.
Real Estate Acquired by Foreclosure—The Company records real estate acquired by foreclosure at fair value less estimated costs to sell. Adjustments are made to reflect declines in value subsequent to acquisition, if any, below the recorded amounts. Required developmental costs associated with foreclosed property under construction are capitalized and considered in determining the fair value of the property. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in noninterest expense.
Branch Assets and Liabilities Held for Sale—The Company reports long-lived assets including other assets and liabilities as part of a disposal group as held for sale when management has approved or received approval to sell the assets and liabilities, the Company is committed to a formal plan, the assets and liabilities are available for immediate sale, the assets and liabilities are being actively marketed, the sale is anticipated to occur during the next 12 months and certain other specific criteria are met. Assets and liabilities held for sale are recorded at the lower of its carrying amount or estimated fair value less costs to sell. If the carrying amount of the assets and liabilities exceeds its estimated fair value, a loss is recognized. Depreciation and amortization expense is not recorded on the assets held for sale after it is classified as held for sale.
Derivative Financial Instruments—The Company’s derivative instruments are entered into pursuant to a customer accommodation program where the Company enters into an interest rate swap, cap agreement or an interest rate collar with a commercial customer and an agreement with offsetting terms with a correspondent bank.  These derivative instruments are not designated as accounting hedges.  Changes in net fair value are recognized in noninterest income or expense and the fair value amounts are included in other assets and other liabilities.
Fair Value Measurements—The Company follows FASB ASC 820, Fair Value Measurements and Disclosures, for financial assets and financial liabilities. ASC 820 applies to reported balances that are required or permitted to be measured at fair value under an existing accounting pronouncement. ASC 820 emphasizes that fair value is a market‑based measurement, not an entity‑specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability and establishes a fair value hierarchy. The fair value hierarchy consists of three levels of inputs that may be used to measure fair value, which are defined in Note 18.
Revenue Recognition—Revenue is recognized in accordance with FASB ASC 606, Revenue Recognition, on an accrual basis. Amounts are recognized as income in the period in which they are earned as evidenced by contractual agreements so long as the amount is deemed to be collectable and no evidence of impairment exists.
Gain on Sale of Guaranteed Portion of Loans, Net—The Company originates loans to customers under government guaranteed programs that generally provide for guarantees of 50% to 90% of each loan, subject to a maximum guaranteed amount. The Company can sell the guaranteed portion of the loan in an active secondary market and retains the unguaranteed portion in its portfolio. Sales of the guaranteed portion of loans are accounted for using the sales accounting treatment.
All sales of government guaranteed loans are executed on a servicing retained basis, and the Company retains the rights and obligations to service the loans. The standard sale structure provides for the Company to retain a portion of the cash flow from the interest payment received on the loan. When a loan sale involves the transfer of an interest less than the entire loan, the controlling accounting method under FASB ASC 860, Transfers and Servicing, requires the seller to reallocate the carrying basis between the assets transferred and the assets retained based on the relative fair value of the respective assets as of the date of sale. The maximum gain on sale that can be recognized is the difference between the fair value of the assets sold and the reallocated basis of the assets sold. The gain on sale recognized in income is the sum of the cash premium on the guaranteed loan, the fair value of the servicing assets recognized, less the discount recorded on the unguaranteed portion retained.
Income Taxes—Green Bancorp files a consolidated federal income tax return with its subsidiaries. Each computes income taxes as if it filed a separate return and remits to, or is reimbursed by, Green Bancorp based on the portion of taxes currently due or refundable.
Deferred income taxes are accounted for by applying the expected statutory tax rates at which the differences between the book basis and the tax basis of assets and liabilities are expected to be recovered. The resulting deferred tax assets and liabilities are adjusted to reflect changes in enacted tax laws or rates.
We record uncertain tax positions in accordance with FASB ASC 740, Income Taxes, on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.
Stock‑Based Compensation—The Company’s stock‑based compensation policy applies to stock options and restricted stock units, which are accounted for under the fair‑value method as required by GAAP. The expense associated with stock‑based compensation is recognized over the vesting period of each individual arrangement.
The fair value of each time‑based stock option is estimated on the date of grant using a Black‑Scholes‑Merton option valuation model. This model requires the input of subjective assumptions. The fair value of time-based restricted stock awards is based on the grand date market price.
Comprehensive Income—Comprehensive income includes all changes in equity during the period presented that result from transactions and other economic events other than transactions with shareholders. The Company reports comprehensive income in the consolidated statements of comprehensive income.
Recent Accounting Standards - Accounting Standards Updates (“ASU”)
Due to the merger with Veritex as disclosed in Notes 1 and 20, no disclosure related to recent accounting standards to be effective for the Company after December 31, 2018 have been included.
FASB ASU 2018-03 — "Technical Corrections and Improvements to Financial Instruments - Overall (Subtopic 825-10)" The amendments in this ASU provide clarification on certain aspects related to the guidance issued in ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The areas for correction or improvement include (1) equity securities without a readily determinable fair value - discontinuation; (2) equity securities without a readily determinable fair value - adjustments; (3) forward contracts and purchased options; (4) presentation requirements for certain fair value option liabilities; (5) fair value option liabilities denominated in a foreign currency; and (6) transition guidance for equity securities without a readily determinable fair value. This ASU is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years beginning after June 15, 2018. Early adoption was permitted. ASU 2018-03 did not have a material impact on the Company’s consolidated financial statements.
FASB ASU No. 2018-02 - “Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.” The amendments of ASU 2018-02 allow reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act which was signed into law on December 22, 2017. The amendments also require certain disclosures about stranded tax effects. This update will be effective for all annual and interim periods beginning January 1, 2019, with early adoption permitted, and the guidance should be applied either in the period of adoption or the retrospectively to each period impacted by the change in the U.S. federal corporate income tax rate in the Tax Cuts and Job Acts is recognized. The Company adopted the new guidance in the first quarter of 2018, which resulted in a cumulative effect adjustment to the consolidated balance sheet as of January 1, 2018 to reclass approximately $1.4 million of tax expense from accumulated other comprehensive loss to retained earnings.
FASB ASU No. 2017-12 - “Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities.” Issued in August 2017, the ASU 2017-12 amends the hedge accounting recognition and presentation requirements in ASC 815. The amendments objectives are to (1) improve the transparency and understandability of information conveyed to financial statement users about an entity’s risk management activities by better aligning the entity’s financial reporting for hedging relationships with those risk management activities and (2) reduce the complexity of and to simplify the application of hedge accounting by preparers.  For public entities, ASU 2017-12 is effective for interim and annual periods beginning after December 15, 2018; however, early adoption is permitted. The Company adopted the ASU in the third quarter of 2017 and reclassified $15.9 million of securities from held-to-maturity to available-for-sale classification pursuant to the transition election.  The amount of net unrealized loss at the date of transfer was recorded in accumulated other comprehensive income.
FASB ASU No. 2017-09 —  “Compensation-Stock Compensation (Topic 718) - Scope of Modification Accounting.” Issued in May 2017, ASU 2017-09 clarifies when changes to terms or conditions of a share-based payment award must be accounted for as a modification. Under the new guidance, an entity will not apply modification accounting to a share-based payment award if all of the following are the same immediately before and after the change: (i) the fair value of the award, (ii) the vesting conditions of the award, and (iii) the classification of the award as either an equity or liability instrument. ASU 2017-09 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. Early adoption is permitted. The guidance requires companies to apply the requirements prospectively to awards modified on or after the adoption date. ASU 2017-09 did not have a material impact on the Company’s consolidated financial statements.

FASB ASU No. 2017-08 — “Receivables—Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities.”    Issued in March 2017, ASU 2017-08 shortens the amortization period for certain callable debt securities held at a premium. Specifically, the amendment requires the premium to be amortized to the earliest call date. The amendments do not require an accounting change for securities held at a discount; the discount continues to be amortized to maturity. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, including adoption in an interim period. ASU 2017-08 did not have a material impact on the Company’s consolidated financial statements.

FASB ASU No.  2017-01 — “Business Combinations (Topic 805).” ASU 2017-01 is intended to clarify or correct unintended applications of ASU 2014-09 “Revenue from Contract with Customers (Topic 606).” ASU 2017-01 clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Additionally, the amendments in this update provide a more robust framework to assist entities in evaluating whether a set of assets and activities constitutes a business. Lastly, the amendments in this update narrow the definition of the term output so that the term is consistent with how outputs are described in Topic 606. ASU 2017-01 became effective for the Company on January 1, 2018 and did not have a material impact on the Company’s consolidated financial statements.
FASB ASU No. 2016-18 — “Statement of Cash Flows (Topic 230) – Restricted Cash.” ASU 2016-18 requires the Statement of Cash Flows to explain the change during the period in the total of cash, cash equivalents and amounts generally described as restricted cash or restricted cash equivalents. Therefore, restricted cash or cash equivalents should be included with cash and cash equivalents when recording the beginning-of-period and end-of-period total amounts on the Statement of Cash Flows. ASU 2016-18 became effective for the Company on January 1, 2018 and did not have a material impact on the Company’s consolidated financial statements.
FASB ASU No. 2016-15 — "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments." ASU 2016-15 is intended to reduce the diversity in practice around how certain transactions are classified within the statement of cash flows. ASU 2016-15 provides classification guidance on certain cash receipts and cash payments, including, but not limited to, debt prepayment costs, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of bank-owned life insurance policies and distributions received from equity method investees. ASU 2016-15 became effective for the Company on January 1, 2018, and did not have a material impact on the Company’s consolidated financial statements.
FASB ASU No. 2016-09 — “Compensation - Stock Compensation (Topic 718) – Improvements to Employee Share-Based Payment Accounting.” ASU 2016-09 was issued as part of the FASB’s simplification initiative and affects all entities that issue share-based payment awards to their employees. This ASU covers accounting for income taxes, forfeitures and statutory tax withholding requirements, as well as classification in the statement of cash flows. ASU 2016-09 was effective for the Company beginning January 1, 2017 and did not have a material impact on the Company’s consolidated financial statements. The income tax expense/benefit recognized at the time of exercise of vesting of share-based awards in 2018 is included in Note 13.
FASB ASU No. 2016-01 — “Financial Instruments─Overall (Subtopic 825-10)– Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 2016-01 addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 (i) requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; (ii) simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; (iii) eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities; (iv) eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; (v) requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; (vi) requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; (vii) requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements; and (viii) clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. The amendments in this update affect all entities that hold financial assets or owe financial liabilities. ASU 2016-01 became effective for the Company beginning January 1, 2018. The reclassification is presented in the Consolidated Statement of Changes in Shareholders' Equity.
FASB ASU No. 2015-17 — “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes.” In November 2015, the FASB issued ASU 2015-17, as part of its simplification initiative. The ASU requires entities to present deferred tax assets (“DTAs”) and deferred tax liabilities (“DTLs”) as noncurrent in a classified balance sheet. It thus simplifies the current guidance, which requires entities to separately present DTAs and DTLs as current or noncurrent in a classified balance sheet. Netting of DTAs and DTLs by tax jurisdiction is still required under the new guidance.  ASU 2015-17 was effective for the Company beginning January 1, 2017 and did not have a material impact on the Company’s consolidated financial statements.
FASB ASU No. 2014-09 — “Revenue from Contracts with Customers (Topic 606)”. ASU 2014-09 is a comprehensive new revenue recognition standard that superseded nearly all existing revenue recognition guidance under GAAP and is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects consideration to which the entity expects to be entitled in exchange for those goods and services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 establishes a five-step model which entities must follow to recognize revenue and removes inconsistencies and weaknesses in existing guidance. The Company’s primary sources of revenue are comprised of net interest income on financial assets and liabilities, which are not within the scope of ASU 2014-09. The Company adopted ASU 2014-09, effective January 1, 2018, and had no material effect on how we recognize revenue or to our consolidated financial statements and disclosures. See below for additional information related to revenue generated from contracts with customers.
Revenue Recognition
Accounting Standards Codification ("ASC") 606, Revenue from Contracts with Customers ("ASC 606"), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity's contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.
The majority of our revenue-generating transactions are not subject to ASC 606, including revenue generated from financial instruments, such as our loans, letters of credit, derivatives and investment securities, as well as revenue related to our mortgage servicing activities, as these activities are subject to other GAAP discussed elsewhere within our disclosures. Descriptions of our revenue-generating activities that are within the scope of ASC 606, which are presented in our income statements as components of non-interest income are as follows:

•
Service charges on deposit accounts - these represent general service fees for monthly account maintenance and activity- or-transaction-based fees and consist of transaction-based revenue, time-based revenue (service period), item-based revenue or some other individual attribute-based revenue. Revenue is recognized when the performance obligation is completed, which is generally monthly for account maintenance services or when a transaction has been completed (such as a wire transfer). Payment for such performance obligations are generally received at the time the performance obligations are satisfied.

•
Gains/losses on the sale of other real estate owned - generally recognized when the performance obligation is complete which is typically at delivery of control over the property to the buyer at the time of each real estate closing.

2. EARNINGS PER COMMON SHARE
The following table illustrates the computation of basic and diluted earnings (loss) per share:

	Year Ended December 31,
	2018		2017		2016
	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount

	(Amounts in thousands, except per share amounts)
Net income (loss)	$56,707		$34,136		$(972)

Basic:
Weighted average shares outstanding	37,288	$1.52	37,043	$0.92	36,677	$(0.03)

Diluted:
Add incremental shares for:
Effect of dilutive securities - options	367		254		—
Total	37,655	$1.51	37,297	$0.92	36,677	$(0.03)

3. ACQUISITIONS
Acquisitions have been an important part of the Company’s growth strategy.  All acquisitions were accounted for using the acquisition method of accounting. Accordingly, the assets and liabilities of the acquired entities were recorded at their fair values at the acquisition date. The excess of the purchase price over the estimated fair value of the net assets for tax-free acquisitions is recorded as goodwill, none of which is deductible for tax purposes. The excess of the purchase price over the estimated fair value of the net assets for taxable acquisitions was recorded as goodwill, and is deductible for tax purposes. The identified core deposit intangibles for each acquisition are being amortized using an accelerated basis over an estimated life of six to nineteen years. The results of operations for each acquisition have been included in the Company’s consolidated financial results beginning on the respective acquisition date.

The measurement period for the Company to determine the fair values of acquired identifiable assets and assumed liabilities will end at the earlier of (1)twelve months from the date of the acquisition or (2) as soon as the Company receives the information it was seeking about facts and circumstances that existed as of the acquisition date or learns that more information is not obtainable.

Pursuant to the terms of the Merger Agreement, the Company is restricted from certain acquisition activities without the consent of Veritex. Veritex has agreed not to unreasonably withhold any such consent.

4. CASH AND CASH EQUIVALENTS
The Bank, as a correspondent of the Federal Reserve Bank, is required to maintain average reserve balances.  Interest-bearing deposits in financial institutions include restricted amounts of $87.7 million and $76.0 million at December 31, 2018 and December 31, 2017, respectively, as a result of this requirement.

5. SECURITIES
The amortized cost and fair value of securities as of the dates set forth were as follows:

	December 31, 2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

	(Dollars in thousands)
Available-for-sale:
SBA guaranteed securities	$91,345	$—	$(3,491)	$87,854
Mortgage-backed securities issued by U.S. government agencies or sponsored enterprises: residential	212,383	$13	(5,643)	206,753
Mortgage-backed securities issued by U.S. government agencies or sponsored enterprises: commercial	$54,741	$—	$(1,518)	$53,223
Collateralized mortgage obligations issued by U.S. government agencies or sponsored enterprises: residential	205,867	163	(4,258)	201,772
Collateralized mortgage obligations issued by U.S. government agencies or sponsored enterprises: commercial	35,830	—	(698)	35,132
Corporate debt securities	15,922	—	(164)	15,758
Obligations of municipal subdivisions	236	2	—	238
Total	$616,324	$178	$(15,772)	$600,730

Held-to-maturity:
Mortgage-backed securities issued by U.S. government agencies or sponsored enterprises: residential	$10,376	$22	$(262)	$10,136
Mortgage-backed securities issued by U.S. government agencies or sponsored enterprises: commercial	2,489	—	(84)	$2,405
Collateralized mortgage obligations issued by U.S. government agencies or sponsored enterprises: residential	41,944	530	(31)	42,443
Obligations of municipal subdivisions	6,175	—	(5)	$6,170
Total	$60,984	$552	$(382)	$61,154

Securities with fair value of $50.0 million were transferred from available-for-sale to held-to-maturity classification during the quarter ended March 31, 2018. The related unrealized loss at the date of transfer of $2.2 million remained in accumulated other comprehensive income and will be amortized over the remaining term of the securities. The net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive income as of December 31, 2018 totaled $1.9 million.

	December 31, 2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

	(Dollars in thousands)
Available-for-sale:
SBA guaranteed securities	$104,111	$129	$(948)	$103,292
Mortgage-backed securities issued by U.S. government agencies or sponsored enterprises: residential	250,580	297	(1,701)	249,176
Mortgage-backed securities issued by U.S. government agencies or sponsored enterprises: commercial	65,986	—	(500)	65,486
Collateralized mortgage obligations issued by U.S. government agencies or sponsored enterprises: residential	234,881	—	(6,434)	228,447
Collateralized mortgage obligations issued by U.S. government agencies or sponsored enterprises: commercial	36,151	—	(472)	35,679
Corporate debt securities	5,789	5	—	5,794
Obligations of municipal subdivisions	6,672	—	(45)	6,627
CRA qualified investment fund	11,337	—	(299)	11,038
Total	$715,507	$431	$(10,399)	$705,539

Held-to-maturity:
Mortgage-backed securities issued by U.S. government agencies or sponsored enterprises: residential	$10,841	$61	$(170)	$10,732
Collateralized mortgage obligations issued by U.S. government agencies or sponsored enterprises: residential	2,434	—	(20)	2,414
Total	$13,275	$61	$(190)	$13,146

Expected maturities of securities will differ from contractual maturities because the underlying borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date are shown separately.  The following table sets forth, as of the date indicated, contractual maturities of securities:

	December 31, 2018
	Available-for-sale		Held-to-maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

	(Dollars in thousands)
Due in one year or less	$—	$—	$—	$—
Due after one year through five years	4,922	4,875	—	—
Due after five years through ten years	11,236	11,121	—	—
Due after ten years	—	—	6,175	6,170
	16,158	15,996	6,175	6,170

Mortgage-backed securities and collateralized mortgage obligations	508,821	496,880	54,809	54,984
SBA guaranteed securities	91,345	87,854	—	—
Total	$616,324	$600,730	$60,984	$61,154

There were twenty-nine sales of securities classified as available-for-sale during the year ended December 31, 2018. Proceeds from sales of securities classified as available-for-sale of $24.4 million were received during the year ended December 31, 2018. The sales resulted in a net gain of $66 thousand, which is comprised of $172 thousand in gross realized gains, offset by $106 thousand in gross realized losses.
There were seventy-eight sales of securities classified as available-for-sale during the year ended December 31, 2017. Proceeds from sales of securities classified as available-for-sale of $349.4 million were received during the year ended December 31, 2017. The sales resulted in a net loss of $38 thousand, which is comprised of $910 thousand in gross realized gains, offset by $948 thousand in gross realized losses.
Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. The investment securities portfolio is evaluated for OTTI by segregating the portfolio into two general segments and applying the appropriate OTTI model. Investment securities classified as available-for-sale or held-to-maturity are evaluated for OTTI under FASB ASC 320, Investments—Debt and Equity Securities.
In determining OTTI, management considers many factors, including: (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether the entity has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.
When OTTI occurs, the amount of the other-than-temporary impairment recognized in earnings depends on whether an entity intends to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss.
As of December 31, 2018, the Company does not intend to sell any debt securities classified as held-to-maturity and management believes that the Company more, likely than not, will not be required to sell any debt securities that are in a loss position before their anticipated recovery, at which time the Company will receive full value for the securities. Furthermore, as of December 31, 2018, management does not have the intent to sell any of its securities classified as available-for-sale that are in a loss position and believes that it is more likely than not that the Company will not have to sell any such securities before a recovery of cost. The unrealized losses are largely due to increases in market interest rates over the yields available at the time the underlying securities were purchased. The fair value is expected to recover as the securities approach their maturity date or repricing date or if market yields for such investments decline. Management does not believe any of the securities are impaired due to reasons of credit quality. Accordingly, as of December 31, 2018, management believes any impairment in the Company’s securities is temporary and no impairment loss has been realized in the Company’s consolidated statements of income.
Declines in the fair value of individual securities below their cost that are other-than-temporary would result in writedowns, as a realized loss, to their fair value. In evaluating other-than-temporary impairment losses, management considers several factors including the severity and the duration that the fair value has been less than cost, the credit quality of the issuer, and whether it is more likely than not that the Company will be required to sell the security before a recovery in value. The Company has not realized any losses due to other-than-temporary impairment of securities as of December 31, 2018.
Securities with unrealized losses segregated by length of continuous unrealized loss position as of the dates set forth were as follows:

	December 31, 2018
	Less than 12 Months			12 Months or More
	Amortized Cost	Gross Unrealized Losses	Fair Value	Amortized Cost	Gross Unrealized Losses	Fair Value

	(Dollars in thousands)
Available-for-sale:
SBA guaranteed securities	$31,902	$(1,217)	$30,685	$59,443	$(2,274)	$57,169
Mortgage-backed securities issued by U.S. government agencies or sponsored enterprises: residential	9,802	(25)	9,777	197,012	(5,618)	191,394
Mortgage-backed securities issued by U.S. government agencies or sponsored enterprises: commercial	—	—	—	54,741	(1,518)	53,223
Collateralized mortgage obligations issued by U.S. government agencies or sponsored enterprises: residential	13,642	(30)	13,612	156,337	(4,228)	152,109
Collateralized mortgage obligations issued by U.S. government agencies or sponsored enterprises: commercial	—	—	—	35,830	(698)	35,132
Corporate debt securities	15,922	(164)	15,758	—	—	—
Total	$71,268	$(1,436)	$69,832	$503,363	$(14,336)	$489,027

Held-to-maturity:
Mortgage-backed securities issued by U.S. government agencies or sponsored enterprises: residential	$1,587	$(24)	$1,563	$7,598	$(238)	$7,360
Mortgage-backed securities issued by U.S. government agencies or sponsored enterprises: commercial	2,489	(84)	$2,405	—	—	$—
Collateralized mortgage obligations issued by U.S. government agencies or sponsored enterprises: residential	—	—	—	1,871	(31)	1,840
Municipal bonds	6,175	(5)	$6,170	—		$—
Total	$10,251	$(113)	$10,138	$9,469	$(269)	$9,200

	December 31, 2017
	Less than 12 Months			12 Months or More
	Amortized Cost	Gross Unrealized Losses	Fair Value	Amortized Cost	Gross Unrealized Losses	Fair Value

	(Dollars in thousands)
Available-for-sale:
SBA guaranteed securities	$76,603	$(948)	$75,655	$—	$—	$—
Mortgage-backed securities issued by U.S. government agencies or sponsored enterprises: residential	192,105	(1,608)	190,497	9,152	(93)	9,059
Mortgage-backed securities issued by U.S. government agencies or sponsored enterprises: commercial	65,986	(500)	65,486	—	—	—
Collateralized mortgage obligations issued by U.S. government agencies or sponsored enterprises: residential	210,034	(6,183)	203,851	9,037	(251)	8,786
Collateralized mortgage obligations issued by U.S. government agencies or sponsored enterprises: commercial	36,151	(472)	35,679	—	—	—
Obligations of municipal subdivisions	6,436	(45)	6,391	—	—	—
CRA qualified investment fund	—	—	—	11,337	(299)	11,038
Total	$587,315	$(9,756)	$577,559	$29,526	$(643)	$28,883

Held-to-maturity:
Mortgage-backed securities issued by U.S. government agencies or sponsored enterprises: residential	$1,086	$(9)	$1,077	$6,265	$(161)	$6,104
Collateralized mortgage obligations issued by U.S. government agencies or sponsored enterprises: residential	2,434	(20)	2,414	—	—	—
Total	$3,520	$(29)	$3,491	$6,265	$(161)	$6,104
The average loss on securities in an unrealized loss position was 2.72% and 1.69% of the amortized cost basis at December 31, 2018 and 2017, respectively. There were fifty-six and eighteen securities in an unrealized loss position of greater than 12 months at December 31, 2018 and 2017, respectively.
The Company did not own securities of any one issuer (other than the U.S. government and its agencies or sponsored enterprises) for which the aggregate adjusted cost exceeds 10% of the consolidated shareholders’ equity at December 31, 2018 or 2017.
Securities with an amortized cost of $5.0 million and $6.3 million and fair value of $4.9 million and $6.3 million were pledged and available to be sold under repurchase agreements at December 31, 2018 and December 31, 2017, respectively. Securities with an amortized cost of $85.2 million and $55.7 million and fair value of $82.8 million and $55.5 million were pledged to various Federal Reserve Districts related to deposits of bankruptcy trustees at December 31, 2018 and 2017, respectively. Securities with an amortization cost and fair value of $1.3 million at December 31, 2017 were pledged to collateralize public deposits.  In addition, securities with an amortized cost of $3.0 million and $3.4 million and fair value of $2.9 million and $3.3 million were pledged as collateral for the Company’s derivative instruments at December 31, 2018 and December 31, 2017, respectively.

6. LOANS
The loan portfolio classified by type and class as of the dates set forth were as follows:

	December 31, 2018
	Originated		Acquired		Total

	(Dollars in thousands)
Commercial & industrial		$1,112,413		$24,838	$1,137,251
Mortgage warehouse	211,709	211,709	—	—		$211,709
Real estate:
Owner occupied commercial real estate	383,899	383,899	42,878	42,878	426,777	426,777
Commercial real estate	1,022,557	1,022,557	107,915	107,915	1,130,472	1,130,472
Construction, land & land development	122,388	122,388	13,616	13,616	136,004	136,004
Residential mortgage	185,311	185,311	70,300	70,300	255,611	255,611
Consumer and other	13,440	13,440	703	703	14,143	14,143
Total loans held for investment		$3,051,717		$260,250	$3,311,967

Total loans held for sale		$9,360		$—	$9,360

	December 31, 2017
	Originated		Acquired		Total

	(Dollars in thousands)
Commercial & industrial		$1,002,797		$63,469	$1,066,266
Mortgage warehouse	220,230	220,230	—	—	220,230	220,230
Real estate:
Owner occupied commercial real estate	327,906	327,906	87,324	87,324	415,230	415,230
Commercial real estate	823,361	823,361	244,418	244,418	1,067,779	1,067,779
Construction, land & land development	136,998	136,998	27,954	27,954	164,952	164,952
Residential mortgage	149,021	149,021	89,559	89,559	238,580	238,580
Consumer and other	16,178	16,178	1,270	1,270	17,448	17,448
Total loans held for investment		$2,676,491		$513,994	$3,190,485

Total loans held for sale		$7,156		$—	$7,156
The loan portfolio is comprised of four types, commercial and industrial loans, mortgage warehouse, real estate loans and consumer and other loans. The real estate loans are further segregated into owner occupied commercial real estate, commercial real estate, which includes multi-family loans, construction, land and land development, which includes both commercial construction and loans for the construction of residential properties and residential mortgage, which includes first and second liens and home equity lines.  Consumer and other loans includes various types of loans to consumers and overdrafts.  Loans are further separated between loans originated by the Company and loans acquired.
Included in the loans held for investment balance was $12.6 million and $13.6 million of net deferred loan origination fees and unamortized premium and discount at December 31, 2018 and 2017, respectively. Also included in loans at December 31, 2018 and 2017, respectively was $230 thousand and $1.4 million in nonaccretable discount on acquired credit impaired loans. Accrued interest receivable on loans was $10.5 million and $8.8 million at December 31, 2018 and 2017, respectively. Consumer and other loans include overdrafts of $159 thousand and $48 thousand as of December 31, 2018 and 2017, respectively.
The loan portfolio consists of various types of loans made to borrowers principally located in the Houston and Dallas metropolitan areas. Although the portfolio is diversified and generally secured by various types of collateral, a substantial portion of its debtors’ ability to honor their obligations is dependent on local economic conditions, including conditions affecting the energy industry. The risks created by this geographic concentration have been considered by management in the determination of the adequacy of the allowance for loan losses. The Company does not have any significant concentration to any one industry or customer. As of December 31, 2018 and 2017, there were no concentrations of loans related to any single industry in excess of 10% of total loans.
Reserved-based energy loans outstanding represented approximately 0.4% and 0.6% of total funded loans as of December 31, 2018 and 2017, respectively.  Energy-related service industry loans represented approximately 0.7% and 1.1% of total funded loans as of December 31, 2018 and 2017, respectively.  As of December 31, 2018 and 2017, $14.2 million and $19.2 million of reserved-based energy loans and $7.3 million and $17.5 million of energy-related service industry loans were impaired, respectively.
Loan maturities and rate sensitivity of the loans held for investment, as of the date indicated, were as follows:

	December 31, 2018
	Due in One Year or Less		Due After One Year Through Five Years		Due After Five Years		Total

	(Dollars in thousands)
Commercial & industrial		$369,984		$709,264	$58,003		$1,137,251
Mortgage Warehouse	173,954	173,954	37,755	37,755	—	—		$211,709
Real estate:
Owner occupied commercial real estate	19,859	19,859	199,131	199,131	207,787	207,787	426,777	426,777
Commercial real estate	168,237	168,237	768,408	768,408	193,827	193,827	1,130,472	1,130,472
Construction, land & land development	27,753	27,753	83,159	83,159	25,092	25,092	136,004	136,004
Residential mortgage	16,601	16,601	42,773	42,773	196,237	196,237	255,611	255,611
Consumer and other	5,181	5,181	2,559	2,559	6,403	6,403	14,143	14,143

Total loans held for investment		$781,569		$1,843,049	$687,349		$3,311,967

Fixed rate		$111,556		$596,071	$86,457		$794,084
Floating rate	670,013	670,013	1,246,978	1,246,978	600,892	600,892	2,517,883	2,517,883

Total loans held for investment		$781,569		$1,843,049	$687,349		$3,311,967
In the ordinary course of business, the Company has granted loans to certain directors, officers and their affiliates. In the opinion of management, all transactions entered into between the Bank and such related parties have been and are in the ordinary course of business, made on the same terms and conditions as similar transactions with unaffiliated persons.
An analysis of activity with respect to these related-party loans for the periods ended December 31, 2018 and 2017 was as follows:

	December 31,
	2018			2017

	(Dollars in thousands)
Beginning balance		$—		$5,813
Advances	—	—	—	—
Repayments	—	—	(5,813	(5,813)
Ending Balance		$—		$—
Acquired Loans — The outstanding principal balance and recorded investment in the total acquired loans from all acquisitions at December 31, 2018 and 2017, was as follows:

	December 31,
	2018		2017

	(Dollars in thousands)
Credit impaired acquired loans:
Outstanding principal balance		$8,193		$18,498
Recorded investment	7,633	7,633	15,965	15,965
Discount, net		$560		$2,533

Other acquired loans:
Outstanding principal balance	253,218	253,218	499,939	499,939
Deferred fees, net	(33	(33)	(72	(72)
Recorded investment	252,617	252,617	498,029	498,029
Discount, net		$568		$1,838

Total acquired loans:
Outstanding principal balance	261,411	261,411	518,437	518,437
Deferred fees, net	(33	(33)	(72	(72)
Recorded investment	260,250	260,250	513,994	513,994
Discount, net		$1,128		$4,371
Changes in the accretable yield for credit impaired acquired loans for the periods indicated, were as follows:

	Year Ended December 31,
	2018		2017

	(Dollars in thousands)
Balance at beginning of period		$1,125		$2,544
Reclassifications (to) from nonaccretable discount	993	993	(20	(20)
Accretion	(1,788	(1,788)	(1,399	(1,399)
Balance at period end		$330		$1,125
Purchased credit impaired loans are evaluated on an ongoing basis after acquisition.  Reclassifications between nonaccretable discount and accretable yield are recorded based on the current estimates of the timing and amount of expected future cash flows.
Nonaccrual and Past Due Loans — When management doubts a borrower’s ability to meet payment obligations, which typically occurs when principal or interest payments are more than 90 days past due, the loans are placed on nonaccrual status.
The age analysis of loans, segregated by class, as of the dates set forth was as follows:

December 31, 2018
Loans Past Due and Still Accruing
30 - 89 Days Past Due	90 Days or More Past Due	Total	Nonaccrual	Purchased Credit Impaired	Current	Total Loans

(Dollars in thousands)
Originated Loans
Commercial & industrial	$4,533	$508	$5,041	$25,791	$—	$1,081,581	$1,112,413
Mortgage Warehouse	—	—	—	—	$—	—	—	—	—	211,709	211,709	$211,709
Real estate:
Owner occupied commercial real estate	14,306	14,306	—	—	14,306	14,306	3,464	3,464	—	—	366,129	366,129	383,899	383,899
Commercial real estate	6,086	6,086	—	—	6,086	6,086	13,322	13,322	—	—	1,003,149	1,003,149	1,022,557	1,022,557
Construction, land & land development	3,469	3,469	—	—	3,469	3,469	1,458	1,458	—	—	117,461	117,461	122,388	122,388
Residential mortgage	622	622	199	199	821	821	3,967	3,967	—	—	180,523	180,523	185,311	185,311
Consumer and other	413	413	—	—	413	413	123	123	—	—	12,904	12,904	13,440	13,440
Total originated loans	$29,429	$707	$30,136	$48,125	$—	$2,973,456	$3,051,717

Acquired Loans
Commercial & industrial	$66	$—	$66	$1,712	$2,220	$20,840	$24,838
Real estate:
Owner occupied commercial real estate	998	998	—	—	998	998	1,621	1,621	14	14	40,245	40,245	42,878	42,878
Commercial real estate	1,349	1,349	—	—	1,349	1,349	—	—	3,576	3,576	102,990	102,990	107,915	107,915
Construction, land & land development	—	—	—	—	—	—	604	604	—	—	13,012	13,012	13,616	13,616
Residential mortgage	4,106	4,106	710	710	4,816	4,816	3,869	3,869	1,823	1,823	59,792	59,792	70,300	70,300
Consumer and other	6	6	—	—	6	6	4	4	—	—	693	693	703	703
Total acquired loans	6,525	6,525	710	710	7,235	7,235	7,810	7,810	7,633	7,633	237,572	237,572	260,250	260,250
Total loans held for investment	$35,954	$1,417	$37,371	$55,935	$7,633	$3,211,028	$3,311,967

	December 31, 2017
	Loans Past Due and Still Accruing
	30 - 89 Days Past Due			90 Days or More Past Due			Total			Nonaccrual					Purchased Credit Impaired			Current				Total Loans

	(Dollars in thousands)
Originated Loans
Commercial & industrial		$15,917			$242			$16,159		$45,413					$—		$941,225			$1,002,797
Mortgage warehouse	—	—	—	—				$—	—	—		—	—			220,230	220,230				$220,230
Real estate:
Owner occupied commercial real estate	1,109	1,109		—	—		1,109	1,109		—	—			—	—		326,797	326,797		327,906	327,906
Commercial real estate	16,250	16,250		—	—		16,250	16,250		—	—			—	—		807,111	807,111		823,361	823,361
Construction, land & land development	2,255	2,255		133	133		2,388	2,388		3,287	3,287				—	—		131,323	131,323		136,998	136,998
Residential mortgage	1,311	1,311		—	—		1,311	1,311		3,111	3,111				—	—	144,599	144,599			149,021	149,021
Consumer and other	127	127		—	—		127	127		49	49				—	—	16,002	16,002			16,178	16,178
Total originated loans		$36,969			$375			$37,344		$51,860					$—		$2,587,287			$2,676,491

Acquired Loans
Commercial & industrial		$—			$—			$—		$1,901					$3,237		$58,331			$63,469
Real estate:
Owner occupied commercial real estate	233	233		—	—		233	233		1,886	1,886				4,062	4,062		81,143	81,143		87,324	87,324
Commercial real estate	1,885	1,885		—	—		1,885	1,885		312	312				6,437	6,437		235,784	235,784		244,418	244,418
Construction, land & land development	204	204		—	—		204	204		714	714				—	—	27,036	27,036			27,954	27,954
Residential mortgage	804	804		—	—		804	804		454	454				2,229	2,229		86,072	86,072		89,559	89,559
Consumer and other	—	—	—	—		—	—		211	211			—	—			1,059	1,059		1,270	1,270
Total acquired loans	3,126	3,126		—	—		3,126	3,126		5,478	5,478				15,965	15,965		489,425	489,425		513,994	513,994
Total loans held for investment		$40,095			$375			$40,470		$57,338					$15,965		$3,076,712			$3,190,485
Impaired Loans — The following is a summary of information related to impaired, nonaccrual and restructured loans and accruing loans past due 90 days or more as of the dates set forth:

	December 31, 2018
	Originated		Acquired		Total

	(Dollars in thousands)
Nonaccrual loans		$47,228		$6,827	$54,055
Accruing loans past due 90 days or more	706	706	711	711	1,417	1,417
Restructured loans - nonaccrual	897	897	983	983	1,880	1,880
Restructured loans - accruing	2	2	2,953	2,953	2,955	2,955
Total nonperforming loans		$48,833		$11,474	$60,307

	December 31, 2017
	Originated		Acquired		Total

	(Dollars in thousands)
Nonaccrual loans		$43,797		$4,095	$47,892
Accruing loans past due 90 days or more	375	375	—	—	375	375
Restructured loans - nonaccrual	8,063	8,063	1,383	1,383	9,446	9,446
Restructured loans - accruing	4,255	4,255	8,838	8,838	13,093	13,093
Total nonperforming loans		$56,490		$14,316	$70,806
Impaired loans of $55.9 million and $57.3 million at December 31, 2018 and 2017 respectively, have been categorized by management as nonaccrual loans. Interest foregone on nonaccrual loans for the years ended December 31, 2018, 2017, and 2016 was approximately $5.1 million, $5.4 million and $4.7 million, respectively.
Based on an analysis of impaired loans at December 31, 2018 and 2017, an allowance of $4.6 million and $5.7 million, respectively, was allocated to impaired loans. The following tables present, for the periods indicated, the average recorded investment in impaired loans and the approximate amount of interest recognized on impaired loans.  Interest recognized includes interest accrued on restructured loans that have performed based on their restructured terms and interest collected on nonaccrual loans that were paid in full during the period.

	Year Ended December 31,
	December 31, 2018				December 31, 2017
	Average Recorded Investment		Interest Income Recognized		Average Recorded Investment			Interest Income Recognized

	(Dollars in thousands)
Originated Loans
Commercial & industrial		$43,044		$152		$41,032		$108
Owner occupied commercial real estate	2,608	2,608	—	—	—	—	—	—
Commercial real estate	7,274	7,274	140	140	2,105	2,105		—	—
Construction, land & land development	1,945	1,945	—	—	1,563	1,563		3	3
Residential mortgage	3,631	3,631	—	—	1,994	1,994		123	123
Consumer and other	68	68	—	—	118	118		3	3
Total originated loans		$58,570		$292		$46,812		$237

Acquired Loans
Commercial & industrial		$7,315		$477		$20,295		$570
Owner occupied commercial real estate	1,714	1,714	46	46	6,458	6,458		289	289
Commercial real estate	72	72	12	12	851	851		—	—
Construction, land & land development	678	678	15	15	1,068	1,068		88	88
Residential mortgage	453	453	—	—	718	718		32	32
Consumer and other	205	205	—	—	188	188		—	—
Total acquired loans		$10,437		$550		$29,578		$979
Total		$69,007		$842		$76,390		$1,216
The following tables present additional information regarding impaired loans that were individually evaluated for impairment as of the dates indicated:

	December 31, 2018
	Recorded Investment		Unpaid Principal Balance		Related Allowance

	(Dollars in thousands)
Originated Loans
With no related allowance recorded:
Commercial & industrial		$8,424		$8,600		$—
Commercial real estate	13,322	13,322	13,322	13,322	—	—
Construction, land & land development	1,457	1,457	1,471	1,471	—	—
Residential mortgage	3,968	3,968	3,964	3,964	—	—
Total with no related allowance recorded:		$27,171		$27,357		$—

With an allowance recorded:
Commercial & industrial		$17,369		$17,445		$4,018
Owner occupied commercial real estate	3,464	3,464	3,464	3,464	523	523
Consumer and other	123	123	121	121	88	88
Total with an allowance recorded:		$20,956		$21,030		$4,629
Total originated loans		$48,127		$48,387		$4,629

Acquired Loans
With no related allowance recorded:
Commercial & industrial		$4,475		$4,476		$—
Owner occupied commercial real estate	1,622	1,622	1,646	1,646	—	—
Construction, land & land development	604	604	604	604	—	—
Residential mortgage	3,869	3,869	3,854	3,854	—	—
Consumer and other	190	190	184	184	—	—
Total with no related allowance recorded:		$10,760		$10,764		$—

With an allowance recorded:
Consumer and other		$3		$4		$4
Total with an allowance recorded:		$3		$4		$4
Total acquired loans		$10,763		$10,768		$4

Total:
Commercial & industrial		$30,268		$30,521		$4,018
Real estate	28,306	28,306	28,325	28,325	523	523
Consumer and other	316	316	309	309	92	92
Total		$58,890		$59,155		$4,633

	December 31, 2017
	Recorded Investment		Unpaid Principal Balance		Related Allowance

	(Dollars in thousands)
Originated Loans
With no related allowance recorded:
Commercial & industrial		$32,794		$32,974		$—
Construction, land & land development	111	111	111	111	—	—
Residential mortgage	3,111	3,111	3,111	3,111	—	—
Consumer and other	12	12	12	12	—	—
Total with no related allowance recorded:		$36,028		$36,208		$—

With an allowance recorded:
Commercial & industrial		$16,862		$16,943		$5,409
Construction, land & land development	3,176	3,176	3,176	3,176	224	224
Residential mortgage	49	49	49	49	30	30
Total with an allowance recorded:		$20,087		$20,168		$5,663
Total originated loans		$56,115		$56,376		$5,663

Acquired Loans
With no related allowance recorded:
Commercial & industrial		$10,738		$10,738		$—
Owner occupied commercial real estate	1,886	1,886	1,910	1,910	—	—
Commercial real estate	312	312	312	312	—	—
Construction, land & land development	714	714	716	716	—	—
Residential mortgage	454	454	455	455	—	—
Consumer and other	208	208	202	202	—	—
Total with no related allowance recorded:		$14,312		$14,333		$—

With an allowance recorded:
Consumer and other		$4		$4		$4
Total with an allowance recorded:		$4		$4		$4
Total acquired loans		$14,316		$14,337		$4

Total:
Commercial & industrial		$60,394		$60,655		$5,409
Real estate	9,764	9,764	9,791	9,791	224	224
Consumer and other	273	273	267	267	34	34
Total		$70,431		$70,713		$5,667
Credit Quality — Internally assigned risk grades for loans are defined as follows:
Grade 1 (Highest Quality — No Apparent Risk) — This category includes loans to borrowers of unquestioned credit standing which are secured by readily marketable collateral of undisputed value, with appropriate margin. It also includes loans to borrowing entities with: excellent capitalization, liquidity and earnings levels; quality management; positive financial trends; and favorable industry conditions.
Grade 2 (Good Quality — Minimal Risk) — This category includes loans to investment grade entities with: good liquidity and financial condition, nominal term debt, strong debt service capability, solid management, and quality financial information. These loans are usually secured with current assets, but may be unsecured. Alternative financing from other lenders is generally available to these borrowers.
Grade 3 (Satisfactory Quality — Acceptable Risk — Tier One) — This category includes loans to entities maintaining fair liquidity and acceptable financial conditions. The level of term debt is moderate, with adequate debt service capability. Earnings may be volatile, but borrowers in this category generally do not show a loss within the last three years. Primary debt service must be supported by identified secondary repayment sources or by guarantors with adequate and proven responsibility and capacity.
Grade 4 (Satisfactory Quality — Acceptable Risk — Tier Two) — This category includes loans to borrowers maintaining acceptable financial conditions; however, borrowers may exhibit certain characteristics of leverage or asset dependency that reflect a greater level of risk than Tier One credits. This category may also include borrowers exhibiting explainable interim losses within the previous three years and/or industry characteristics that warrant frequent monitoring.
Grade 5 (Monitored Loans) — This category includes loans with trends or characteristics which, if continued, could result in impaired repayment ability. The borrower may exhibit a low degree of liquidity and relatively high leverage, erratic earnings history (including the possibility of a reported loss in the past four years), significant term debt and a nominal cushion for debt service capacity. Loans in this category may also include financing to start-up borrowers backed by experienced management and significant capital investment or established companies in distressed industry conditions.
Grade 6 (Other Assets Especially Mentioned) — This category includes loans which have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or a weakening of the Company’s credit position at some future date. Grade 6 loans are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.
Grade 7 (Substandard — Accruing) — This category includes loans which are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any, or loans with identified weaknesses but where there is sufficient collateral value and/or cash flow coverage. This category includes loans that: (1) may require a secondary source of repayment (liquidation of collateral or repayment by a guarantor); (2) lack current financial information or appraisals; and/or (3) have collateral deficiencies such that the Company would be in an unsecured position with an obligor not deserving unsecured credit. This category may also include borrowers with operating losses in recent periods.
Grade 8 (Substandard — Nonaccrual) — This category includes loans with the same basic characteristics as Grade 7 loans that also meet the Company’s criteria for nonaccrual status, but do not warrant a Grade 9 or Grade 10 classification.
Grade 9 (Doubtful/Exposure) — This category includes loans with all the Grade 7 or 8 characteristics but with weaknesses that make collection (or liquidation) highly questionable and improbable.
Grade 10 (Loss) — This category includes loans which are considered uncollectible, or of such little value that they should no longer be carried as an asset of the Company.
The credit risk profile of loans aggregated by class and internally assigned risk grades as of the dates set forth were as follows:

	December 31, 2018
	Grade 1 - 4 (Pass)		Grade 5 (Watch)			Grade 6 (Special Mention)				Grade 7 (Substandard-Accrual)			Grade 8 (Substandard-Nonaccrual)					Grade 9 (Doubtful)						PCI			Total

	(Dollars in thousands)
Originated Loans
Commercial & Industrial		$984,792		$57,033			$16,703			$28,094			$25,791			$—					$—				$1,112,413
Mortgage warehouse	198,165	198,165	13,544	13,544		—	—			—	—	—	—		—	—				—	—				211,709	211,709
Owner Occupied Commercial Real Estate	341,597	341,597	3,835	3,835			27,950	27,950		7,053	7,053		3,464	3,464				—	—				—	—		383,899	383,899
Commercial Real Estate	854,398	854,398	100,517	100,517			19,453	19,453		34,867	34,867		13,322	13,322				—	—				—	—		1,022,557	1,022,557
Construction & Land Development	105,644	105,644	8,988	8,988		—	—			6,298	6,298		1,458	1,458			—	—				—		—		122,388	122,388
Residential Mortgage	179,962	179,962	111	111			200	200		1,071	1,071		3,967	3,967				—	—				—	—		185,311	185,311
Consumer and Other	13,317	13,317	—	—	—	—			—	—		123	123		—	—				—	—				13,440	13,440
Total originated loans		$2,677,875		$184,028			$64,306			$77,383			$48,125			$—					$—				$3,051,717

Acquired Loans
Commercial & Industrial		$12,329		$5,069			$3,507			$1			$1,712			$—					$2,220				$24,838
Owner Occupied Commercial Real Estate	40,469	40,469	498	498		—	—			276	276		1,621	1,621			—	—				14		14		42,878	42,878
Commercial Real Estate	83,853	83,853	12,866	12,866			7,620	7,620		—	—		—	—		—	—				3,576			3,576		107,915	107,915
Construction & Land Development	766	766	11,716	11,716		—	—			530	530		604	604			—	—				—		—		13,616	13,616
Residential Mortgage	63,574	63,574	98	98			903	903		33	33		3,869	3,869				—	—				1,823	1,823		70,300	70,300
Consumer and Other	498	498	—	—	190		190			11	11		4	4			—	—				—		—		703	703
Total acquired loans		$201,489		$30,247			$12,220			$851			$7,810			$—					$7,633				$260,250
Total loans		$2,879,364		$214,275			$76,526			$78,234			$55,935			$—					$7,633				$3,311,967

	December 31, 2017
	Grade 1 - 4 (Pass)		Grade 5 (Watch)			Grade 6 (Special Mention)			Grade 7 (Substandard-Accrual)			Grade 8 (Substandard-Nonaccrual)						Grade 9 (Doubtful)					PCI				Total

	(Dollars in thousands)
Originated Loans
Commercial & Industrial		$889,709		$22,648			$5,605		$39,422			$45,413				$—					$—				$1,002,797
Mortgage warehouse	220,230	220,230	—	—	—	—		—	—		—	—		—	—				—	—			220,230		220,230
Owner Occupied Commercial Real Estate	314,497	314,497	3,096	3,096		7,658	7,658		2,655	2,655		—	—				—	—				—	—			327,906	327,906
Commercial Real Estate	681,691	681,691	45,149	45,149		85,431	85,431		11,090	11,090		—	—				—	—				—	—			823,361	823,361
Construction & Land Development	121,893	121,893	970	970		—	—		10,848	10,848		3,287	3,287				—	—				—	—			136,998	136,998
Residential Mortgage	138,239	138,239	6,529	6,529		—	—		1,142	1,142		3,111	3,111				—	—				—	—			149,021	149,021
Consumer and Other	16,113	16,113	2	2		—	—		14	14		49	49				—	—				—	—			16,178	16,178
Total originated loans		$2,382,372		$78,394			$98,694		$65,171			$51,860				$—					$—				$2,676,491

Acquired Loans
Commercial & Industrial		$38,000		$3,172			$11,101		$6,058			$1,901				$—					$3,237				$63,469
Owner Occupied Commercial Real Estate	72,592	72,592	8,499	8,499		—	—		285	285		1,886	1,886				—	—				4,062	4,062			87,324	87,324
Commercial Real Estate	173,765	173,765	43,775	43,775		20,129	20,129		—	—		312	312				—	—				6,437	6,437			244,418	244,418
Construction & Land Development	14,549	14,549	12,136	12,136		—	—		555	555		714	714				—	—				—	—			27,954	27,954
Residential Mortgage	85,461	85,461	1,023	1,023		202	202		190	190		454	454					—	—				2,229	2,229			89,559	89,559
Consumer and Other	1,059	1,059	—	—	—	—		—	—		211	211			—	—				—	—				1,270	1,270
Total acquired loans		$385,426		$68,605			$31,432		$7,088			$5,478				$—					$15,965				$513,994
Total loans		$2,767,798		$146,999			$130,126		$72,259			$57,338				$—					$15,965				$3,190,485
Troubled Debt Restructurings — The restructuring of a loan is considered a troubled debt restructuring if both the borrower is experiencing financial difficulties and the creditor has granted a concession. Concessions may include interest rate reductions or below market interest rates, principal forgiveness, restructuring amortization schedules and other actions intended to minimize potential losses.
Troubled debt restructurings identified during the periods indicated were as follows:

	Year Ended
	December 31, 2018					December 31, 2017
	Number of Contracts	Pre-Modification Outstanding Recorded Investment			Recorded Investment as of December 31, 2018	Number of Contracts		Pre-Modification Outstanding Recorded Investment		Recorded Investment as of December 31, 2017

	(Dollars in thousands)
Commercial & industrial	—		$—		$—	3		$2,526		$898
Owner occupied commercial real estate	—	—	—	—	—	3	5,501	5,501	1,175	1,175
Construction, land & land development	—	—	—		$—	2	831	831	—	—
Other consumer	—	—	—	—	—	1	208	208	208	208
Total	—		$—		$—	9		$9,066		$2,281
During the year ended December 31, 2018, the Company did not add any new troubled debt restructuring.  Troubled debt restructurings are individually evaluated for impairment.
During the year ended December 31, 2017, the Company added $9.1 million in new troubled debt restructuring of which $2.3 million was still outstanding.  The decrease in outstanding balance was primarily due to payments received.  The modifications primarily related to extending the maturity date of the loans, which includes loans modified post-bankruptcy. The Company did not forgive any principal or interest on the restructured loans.  Following the restructure, five loans totaling $6.7 million were paid in full and none were charged off during the year.  Restructured loans are individually evaluated for impairment.  The allowance for loan losses included $810 thousand of specific reserves related to $8.0 million of these loans at December 31, 2017.

7. ALLOWANCE FOR LOAN LOSSES
An analysis of activity in the allowance for loan losses for the years ended December 31, 2018 and 2017, and the balance of loans receivable by the method of impairment evaluation at December 31, 2018 and 2017 is as follows:

	Balance December 31, 2017			Provision			Charge-offs			Recoveries			Balance December 31, 2018

	(Dollars in thousands)
Originated Loans
Commercial & industrial		$16,654			$13,373			$(13,519)		$122		$16,630
Owner occupied commercial real estate	2,748	2,748		686	686		—	—	—	—		3,434	3,434
Commercial real estate	7,738	7,738		1,319	1,319		—	—	—	—		9,057	9,057
Construction, land & land development	1,481	1,481		(424	(424)		—	—	—	—		1,057	1,057
Residential mortgage	1,136	1,136		197	197		—	—	12	12		1,345	1,345
Consumer and other	221	221		8	8		(223	(223)		303	303		309	309
Total originated loans		$29,978			$15,159			$(13,742)		$437		$31,832

Acquired Loans
Commercial & industrial		$35			$12			$(33)		$11		$25
Owner occupied commercial real estate	—	—	—	—	—	—		—	—		—	—
Commercial real estate	658	658		(401	(401)		—	—	10	10		267	267
Construction, land & land development	—	—	35	35		—	—	—	—			35	35
Residential mortgage	542	542		(515	(515)		—	—	344	344		371	371
Consumer and other	7	7		10	10		(21	(21)		8	8		4	4
Total acquired loans		$1,242			$(859)			$(54)		$373		$702
Total		$31,220			$14,300			$(13,796)		$810		$32,534

Balance December 31, 2016	Provision	Charge-offs	Recoveries	Balance December 31, 2017

(Dollars in thousands)
Originated Loans
Commercial & industrial	$9,491	$15,291	$(8,726)	$598	$16,654
Owner occupied commercial real estate	2,609	2,609	139	139	—	—	—	—	2,748	2,748
Commercial real estate	8,576	8,576	(838	(838)	—	—	—	—	7,738	7,738
Construction, land & land development	1,852	1,852	(371	(371)	—	—	—	—	1,481	1,481
Residential mortgage	1,134	1,134	(51	(51)	—	—	53	53	1,136	1,136
Consumer and other	193	193	52	52	(146	(146)	122	122	221	221
Total originated loans	$23,855	$14,222	$(8,872)	$773	$29,978

Acquired Loans
Commercial & industrial	$1,260	$(964)	$(339)	$78	$35
Owner occupied commercial real estate	—	—	1,083	1,083	(1,087	(1,087)	4	4	—	—
Commercial real estate	437	437	213	213	—	—	8	8	658	658
Construction, land & land development	115	115	(97	(97)	(95	(95)	77	77	—	—
Residential mortgage	685	685	(192	(192)	(19	(19)	68	68	542	542
Consumer and other	12	12	95	95	(110	(110)	10	10	7	7
Total acquired loans	$2,509	$138	$(1,650)	$245	$1,242
Total	$26,364	$14,360	$(10,522)	$1,018	$31,220

An analysis of activity in the allowance for loan losses for the periods indicated, and the balance of loans receivable by the method of impairment evaluation for those periods were as follows:

December 31, 2018
Loans evaluated for impairment	Allowance for loan losses evaluated
Collectively evaluated for impairment	Individually evaluated for impairment	Purchased credit impaired	Total loans	Collectively evaluated for impairment	Individually evaluated for impairment	Purchased credit impaired	Total allowance for loan losses

(Dollars in thousands)
Originated Loans
Commercial & industrial	$1,312,267	$25,793	$—	$1,338,060	$12,612	$4,018	$—	$16,630
Owner occupied commercial real estate	392,295	392,295	3,464	3,464	—	—	395,759	395,759	2,911	2,911	523	523	—	—	3,434	3,434
Commercial real estate	1,042,806	1,042,806	13,322	13,322	—	—	1,056,128	1,056,128	9,057	9,057	—	—	—	—	9,057	9,057
Construction, land & land development	133,345	133,345	1,458	1,458	—	—	134,803	134,803	1,057	1,057	—	—	—	—	1,057	1,057
Residential mortgage	193,371	193,371	3,967	3,967	—	—	197,338	197,338	1,345	1,345	—	—	—	—	1,345	1,345
Consumer and other	13,317	13,317	123	123	—	—	13,440	13,440	221	221	88	88	—	—	309	309
Total originated loans	$3,087,401	$48,127	$—	$3,135,528	$27,203	$4,629	$—	$31,832

Acquired Loans
Commercial & industrial	$18,143	$4,475	$2,220	$24,838	$22	$—	$3	$25
Owner occupied commercial real estate	41,243	41,243	1,621	1,621	14	14	42,878	42,878	—	—	—	—	—	—	—	—
Commercial real estate	104,339	104,339	—	—	3,576	3,576	107,915	107,915	267	267	—	—	—	—	267	267
Construction, land & land development	13,012	13,012	604	604	—	—	13,616	13,616	35	35	—	—	—	—	35	35
Residential mortgage	64,634	64,634	3,869	3,869	1,823	1,823	70,326	70,326	265	265	—	—	106	106	371	371
Consumer and other	509	509	194	194	—	—	703	703	—	—	4	4	—	—	4	4
Total acquired loans	$241,880	$10,763	$7,633	$260,276	$589	$4	$109	$702
Total	$3,329,281	$58,890	$7,633	$3,395,804	$27,792	$4,633	$109	$32,534

	December 31, 2017
	Loans evaluated for impairment									Allowance for loan losses evaluated
	Collectively evaluated for impairment		Individually evaluated for impairment			Purchased credit impaired			Total loans		Collectively evaluated for impairment		Individually evaluated for impairment					Purchased credit impaired			Total allowance for loan losses

	(Dollars in thousands)
Originated Loans
Commercial & industrial		$1,173,371		$49,656			$—	$1,223,027			$11,245	$5,409			$—				$16,654
Owner occupied commercial real estate	327,906	327,906	—	—	—	—		327,906	327,906	2,748	2,748	—	—		—	—			2,748	2,748
Commercial real estate	823,361	823,361	—	—	—	—		823,361	823,361	7,738	7,738	—	—		—	—			7,738	7,738
Construction, land & land development	133,711	133,711	3,287	3,287		—	—	136,998	136,998	1,257	1,257		224	224			—	—		1,481	1,481
Residential mortgage	145,910	145,910	3,111	3,111		—	—	149,021	149,021	1,136	1,136		—	—		—	—		1,136	1,136
Consumer and other	16,116	16,116	62	62		—	—	16,178	16,178	191	191		30	30			—	—		221	221
Total originated loans		$2,620,375		$56,116			$—	$2,676,491			$24,315	$5,663			$—				$29,978

Acquired Loans
Commercial & industrial		$49,494		$10,738			$3,237	$63,469			$35	$—			$—				$35
Owner occupied commercial real estate	81,376	81,376	1,886	1,886		4,062	4,062	87,324	87,324	—	—		—	—		—	—		—	—
Commercial real estate	237,669	237,669	312	312		6,437	6,437	244,418	244,418	658	658		—	—			—	—		658	658
Construction, land & land development	27,240	27,240	714	714		—	—	27,954	27,954	—	—	—	—		—	—			—	—
Residential mortgage	86,876	86,876	454	454		2,229	2,229	89,559	89,559	467	467		—	—			75	75		542	542
Consumer and other	1,059	1,059	211	211		—	—	1,270	1,270	3	3		4	4			—	—		7	7
Total acquired loans		$483,714		$14,315			$15,965	$513,994			$1,163	$4			$75				$1,242
Total		$3,104,089		$70,431			$15,965	$3,190,485			$25,478	$5,667			$75				$31,220

8. PREMISES AND EQUIPMENT
Premises and equipment as of dated indicated are summarized as follows:

	December 31,
	2018		2017

	(Dollars in thousands)
Land		$8,457		$7,660
Buildings and improvements	28,577	28,577	23,598	23,598
Furniture, fixtures and equipment	10,270	10,270	10,484	10,484
	47,304	47,304	41,742	41,742
Less accumulated depreciation	(18,724	(18,724)	(17,740	(17,740)
Total		$28,580		$24,002
Depreciation of premises and equipment totaled $1.8 million, $2.0 million and $2.4 million for the years ended December 31, 2018, 2017 and 2016, respectively.

9. GOODWILL AND CORE DEPOSIT INTANGIBLES

The Company has historically performed its annual goodwill impairment test as of December 31 each year.  During 2017, the Company voluntarily changed its annual impairment assessment date from December 31 to October 31. The Company accelerated the impairment test to earlier during the quarter to better align the impairment testing work with year-end financial statements.  The change in measurement date represents a change in the method of applying an accounting principle, however, the Company does not consider the change material, intends to utilize the same valuation approach and does not expect the change in valuation date to produce different impairment results.
The Company reviews its goodwill for impairment annually, or more frequently, if indicators of impairment exist. At December 31, 2018 and 2017, management determined that goodwill, as reflected in the Company’s financial statements, was not impaired.  The most recent goodwill impairment test was as of October 31, 2018.  Subsequent to the date of the test, management has determined that no triggering events have occurred that would result in impairment.
Changes in the carrying amount of goodwill and core deposit intangibles for the years ended December 31, 2018 and 2017 were as follows:

	Goodwill		Core Deposit Intangibles

	(Dollars in thousands)
Balance - December 31, 2016		$85,291		$9,975
Less - amortization	—	—	(1,472	(1,472)
Balance - December 31, 2017		$85,291		$8,503
Less - amortization	—	—	(1,196	(1,196)
Balance - December 31, 2018		$85,291		$7,307
Amortization of core deposit intangibles was $1.2 million, $1.5 million and $1.6 million for the years ended December 31, 2018, 2017 and 2016, respectively.
The Company initially records the total premium paid on acquisitions as goodwill.  After finalizing the valuation, core deposit intangibles are identified and reclassified from goodwill to core deposit intangibles on the balance sheet.  This reclassification has no effect on total assets, liabilities, shareholders’ equity, net income or cash flows. The measurement period for the Company to determine the fair value of acquired identifiable assets and assumed liabilities will be at the end of the earlier of (1) twelve months from the date of acquisition or (2) as soon as the Company receives the information it was seeking about facts and circumstances that existed as of the date of acquisition. The Company may record subsequent adjustments to goodwill for amounts undeterminable at acquisition date, such as deferred taxes and real estate valuations.
Core deposit intangibles are amortized on an accelerated basis over their estimated lives, which the Company believes is approximately six to nineteen years. The estimated future amortization expense for the core deposit intangibles remaining as of December 31, 2018 is as follows (dollars in thousands):

2019		$1,080
2020	993	993
2021	905	905
2022	818	818
2023	731	731
Thereafter	2,780	2,780
Total		$7,307

10. DEPOSITS
Scheduled maturities of certificates and other time deposits for the next five years were as follows:

	December 31,
	2018		2017

	(Dollars in thousands)
2019		$1,062,716		$889,231
2020	211,926	211,926	247,595	247,595
2021	27,489	27,489	83,005	83,005
2022	23,253	23,253	13,922	13,922
2023	14,775	14,775	28,579	28,579
Total		$1,340,159		$1,262,332
Certificates and other time deposits that meet or exceed the FDIC Insurance limit of $250,000 at year-end 2018 and 2017 were $637.2 million and $482.0 million.
The Company had $157.3 million and $123.4 million in brokered time deposits, at December 31, 2018 and 2017, respectively.  At December 31, 2018, the Company also had $75.1 million in brokered interest-bearing transaction accounts and $54.5 million in noninterest-bearing escrow accounts classified as brokered. Brokered deposits represented 6.1% and 4.7% of total deposits at December 31, 2018 and 2017, respectively.  The Company utilizes brokered deposits to enhance liquidity.
There are no major concentrations of deposits with any one depositor.

11. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE AND OTHER BORROWED FUNDS
Other borrowed funds as of the dates indicated were as follows:

	December 31,
	2018		2017

	(Dollars in thousands)
Federal Home Loan Bank advances		$300,000		$325,000
Repurchase agreements	3,226	3,226	5,173	5,173
Total		$303,226		$330,173
Federal Home Loan Bank Advances — The Company has an available borrowing arrangement with the FHLB, which allows the Company to borrow on a collateralized basis. At December 31, 2018 and 2017, borrowing capacity of $295.2 million and $948.2 million, respectively, was available under this arrangement and $300.0 million and $325.0 million, respectively, was outstanding with an average interest rate of 2.46% and 1.41% respectively. The Company’s FHLB advances at December 31, 2018 mature within 2 years.  The Company’s FHLB advances at December 31, 2017 mature within 1 year. These borrowings are collateralized by a blanket lien on certain real estate loans and unpledged securities in safekeeping. The total borrowing capacity increased due to purchases of securities. The Company utilizes these borrowings to meet liquidity needs and to fund certain loans in its loan portfolio.
Federal Reserve Bank — The Company has an available borrower in custody arrangement with the Federal Reserve Bank of Dallas (the “Dallas Fed”), which allows the Company to borrow, on a collateralized basis. Certain commercial and consumer loans are pledged under this arrangement. The Company maintains this borrowing arrangement to meet liquidity needs pursuant to its liquidity risk management program. At December 31, 2018 and 2017, $527.8 million and $384.5 million, respectively, were available under this arrangement and no borrowings were outstanding.
Securities Sold Under Agreements to Repurchase  — Securities sold by the Company under agreements to repurchase represent the purchase of interests in securities by its customers. Securities sold under agreements to repurchase are stated at the amount of cash received in connection with the transaction. Repurchase agreements are settled on the following business day. All securities sold under agreements to repurchase are collateralized by pledged securities. The securities underlying the repurchase agreements are held in safekeeping by the Bank’s safekeeping agent.
Federal Funds Purchased — The Company has available federal funds lines of credit with its correspondent banks. As of December 31, 2018 and 2017, there were no federal funds purchased outstanding.

12. SUBORDINATED DEBENTURES AND SUBORDINATED NOTES
Subordinated Notes — On December 8, 2016, the Company issued $35.0 million of 8.50% Fixed-to-Floating Rate Subordinated Notes (the “Notes”) that mature on December 15, 2026 through a private placement to certain institutional accredited investors. The Notes, which qualify as Tier 2 capital under the Federal Reserve’s capital guidelines in effect at December 31, 2018, have an interest rate of 8.50% per annum, during the fixed-rate period from date of issuance through December 15, 2021.  Interest is payable semi-annually on each June 15 and December 15, from June 15, 2017 through December 15, 2021.
During the floating rate period from December 15, 2021, but excluding the maturity date or date of earlier redemption, the Notes will bear interest at a rate per annum equal to three-month LIBOR for the related interest period plus 6.685%, payable quarterly on each March 15, June 15, September 15 and December 15. The Notes are subordinated in right of payment to all of the Company's senior indebtedness and effectively subordinated to all existing and future debt and all other liabilities of the Company's subsidiary bank. The Company may elect to redeem the Notes (subject to regulatory approval), in whole or in part, on any early redemption date which is any interest payment date on or after December 15, 2021 at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest. Other than on an early redemption date, the Notes cannot be accelerated except in the event of bankruptcy or the occurrence of certain other events of bankruptcy, insolvency or reorganization. The sale of the Notes yielded net proceeds of approximately $33.9 million. The Company utilized $32.8 million of the proceeds to transfer several energy loans to the holding company to provide flexibility to resolve these loans.
Unamortized debt issuance costs related to these Notes, which are included in Subordinated Debentures and Subordinated Notes, totaled $1.1 million at December 31, 2018. Net issuance costs associated with issuing these Notes are amortized to interest expense over the respective terms using the straight-line method.
In connection with the issuance of the Notes, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the purchasers of the Notes. Under the Registration Rights Agreement, we were required to, among other things, use commercially reasonable efforts to (1) file with the SEC on or prior to March 31, 2017, a registration statement (the “Exchange Offer Registration Statement”) with respect to an offer to exchange the Notes for new notes with identical terms (except for the provisions relating to the transfer restrictions and payment of additional interest) (the “Exchange Offer”), (2) cause the Exchange Offer Registration Statement to be declared effective by the SEC no later than June 15, 2017 and (3) consummate the Exchange Offer no later than 45 days following the effective date of the Exchange Offer Registration Statement. The Exchange Offer Registration Statement was declared effective by the SEC on April 13, 2017, and we completed the Exchange Offer on May 19, 2017, such that $34,000,000 aggregate principal amount of the Notes was exchanged for $34,000,000 aggregate principal amount of 8.50% Fixed-to-Floating Rate Subordinated Notes due 2026 that were registered under the Securities Act of 1933, as amended, and $1,000,000 aggregate principal amount of the Notes remained unregistered.
A summary of pertinent information related to the Company’s issues of subordinated Notes outstanding at December 31, 2018 and 2017 is set forth in the table below:

	December 31,
	2018		2017

	(Dollars in thousands)
Subordinated notes fixed to floating rate, 8.50% per annum, maturity date December 15, 2026		$35,000		$35,000
Less: unamortized debt issuance costs	(1,146	(1,146)	(1,291	(1,291)
Total subordinated notes		$33,854		$33,709

Subordinated Debentures Trust Preferred Securities — At December 31, 2018, the Company had outstanding $22.2 million in subordinated debentures, which is offset by a $7.7 million purchase discount. On October 1, 2015, the Company acquired Patriot Bancshares, Inc., and assumed the obligations related to the subordinated debentures issued to Capital Trust I and Capital Trust II.

A summary of pertinent information related to the Company’s two issues of subordinated debentures outstanding at December 31, 2018 is set forth in the table below:

Description	Issuance Date	Trust Preferred Securities Outstanding			Interest Rate(1)	Subordinated Debt Owed to Trusts		Maturity Date(2)

	(Dollars in thousands)
Patriot Bancshares Capital Trust I	March 31, 2006		$5,000	3 month LIBOR +1.85%, not to exceed 11.90%		$5,155	April 7, 2036
Patriot Bancshares Capital Trust II	August 2, 2007		$16,500	3 month LIBOR +1.80%, not to exceed 11.90%		$17,011	September 15, 2037

(1)    The 3-month LIBOR in effect as of December 31, 2018 was 2.808%
(2)    All debentures are callable five years from issuance date

Each of the trusts is a capital trust organized for the sole purpose of issuing trust securities and investing the proceeds in the Company’s junior subordinated debentures. The trust preferred securities of each trust represent preferred beneficial interests in the assets of the respective trusts and are subject to mandatory redemption upon payment of the junior subordinated debentures held by the trust. The common securities of each trust are 100% owned by the Company. Each trust’s ability to pay amounts due on the trust preferred securities is solely dependent upon the Company making payment on the related subordinated debentures. The debentures, which are the only assets of each trust, are subordinate and junior in right of payment to all of the Company’s present and future senior indebtedness. The Company has fully and unconditionally guaranteed each trust’s obligations under the trust securities issued by such trust to the extent not paid or made by each trust, provided such trust has funds available for such obligations.

Under the provisions of each issue of the debentures, the Company has the right to defer payment of interest on the debentures at any time, or from time to time, for periods not exceeding five years. If interest payments on either issue of the debentures are deferred, the distributions on the applicable trust preferred securities and common securities will also be deferred.

13. INCOME TAXES
The components of the provision for income taxes for the years ended December 31, 2018, 2017 and 2016 are as follows:

	December 31,
	2018		2017		2016

	(Dollars in thousands)
Current income tax provision		$16,367		$21,721	$(8,763)
Deferred income tax (benefit) expense	(370	(370)	5,243	5,243	8,361	8,361
Total income tax provision		$15,997		$26,964	$(402)

Effective January 1, 2018, the federal statutory corporate income tax rate was reduced from 35% to 21% pursuant to the Tax Cuts and Jobs Act described below.

The effective tax rates differ from the statutory federal tax rate of 21% for year ended December 31, 2018 and 35% for both years ended December 31, 2017 and 2016, largely due to tax exempt interest income earned on certain investment securities and loans, the nontaxable earnings on bank owned life insurance, stock-based compensation expense and the 2017 re-valuation of the deferred tax asset.
The provision for income taxes differs from the amount computed by applying the federal income tax statutory rate of 21%, 35% and 35% to income from continuing operations for the years ended December 31, 2018, 2017 and 2016, respectively, as follows:

	December 31,
	2018		2017				2016

	(Dollars in thousands)
Taxes calculated at statutory rate		$15,268		$21,385			$(481)
Increase (decrease) resulting from:
State tax expense, net of federal effect	490	490		195	195		386	386
Non-deductible expenses	145	145		51	51		51	51
Non-deductible dues	27	27		37	37		35	35
Bank-owned life insurance income	(323	(323)		(321	(321)		(326	(326)
Incentive stock option compensation expense	(446	(446)		(187	(187)		(16	(16)
Tax exempt interest income	(49	(49)		(34	(34)		(17	(17)
Non-deductible M&A and acquisition related costs	879	879	—	—		—	—
Other, net	6	6	—	—		(34	(34)
Change in applicable statutory rate	—	—	5,838	5,838		—	—
Income tax provision—as reported		$15,997		$26,964			$(402)
Income tax expense for 2017 includes $5.8 million in tax expense for the deferred tax asset revaluation resulting from the Tax Cuts and Jobs Act. The Tax Cuts and Jobs Act was enacted on December 22, 2017 and requires that deferred taxes as of December 31, 2017 be based on the newly enacted U.S. statutory federal corporate income tax rate of 21%.

Significant deferred tax assets and liabilities at the dates indicated were as follows:

	December 31,
	2018		2017

	(Dollars in thousands)
Deferred tax assets:
Allowance for credit losses		$6,841		$6,556
Acquired loan valuation allowance	278	278	835	835
Net operating loss carryforward	861	861	989	989
Nonqualified stock options and restricted stock	2,063	2,063	1,449	1,449
Real estate acquired by foreclosure write-downs	623	623	583	583
Acquired deposit valuation allowance	118	118	273	273
Unrealized loss on available-for-sale securities	4,298	4,298	2,093	2,093
Fixed asset depreciation	129	129	10	10
Non-accrual loan interest	435	435	828	828
Other	466	466	358	358
Total deferred tax assets	16,112	16,112	13,974	13,974
Deferred tax liabilities:
Goodwill and core deposit intangibles	2,292	2,292	2,436	2,436
Acquired subordinated debentures valuation allowance	1,621	1,621	1,709	1,709
Acquired investments valuation allowance	—	—	413	413
Deferred loan costs	511	511	476	476
Depreciable assets	136	136	83	83
Other	149	149	99	99
Total deferred tax liabilities	4,709	4,709	5,216	5,216
Net deferred tax asset		$11,403		$8,758
Realization of the net deferred tax asset is dependent on generating sufficient future taxable income. Although realization is not assured, management believes it is more likely than not that all of the net deferred tax asset will be realized.  The deferred tax asset is evaluated by management on an ongoing basis to determine if a valuation allowance is required. Assessing the need for a valuation allowance requires that management evaluate all evidence, both negative and positive, to determine whether a valuation allowance is needed. Based on management’s analysis of the evidence, no valuation allowance was required to be recorded against the net deferred tax asset of $11.4 million at December 31, 2018. The deferred tax assets are primarily supported by future reversals of existing timing differences and the generation of future taxable income.
Net operating loss carryforwards for federal income tax purposes were $4.1 million and $4.7 million at December 31, 2018 and 2017, respectively. The carryforwards expire beginning in 2032.
In connection with the Patriot acquisition completed in October 2015, the Company recognized a $1.6 million liability for an uncertain tax position for the year ended December 31, 2017.  The full $1.6 million would, if recognized, affect the effective tax rate.  The uncertain tax position as of the dates indicated were as follows:

	2018			2017		2016

	(Dollars in thousands)
Unrecognized tax benefits - January 1		$1,625		$1,625		$1,625
Gross increases - tax positions in current period	—	—	—	—	—	—
Unrecognized tax benefits - December 31		$1,625		$1,625		$1,625

The Company files income tax returns in the U.S. federal jurisdiction and the Texas, Kentucky and California state jurisdictions. Other than described above, as of December 31, 2018, 2017 and 2016 the Company had identified no unrecognized tax benefits related to returns with open periods subject to examination. The periods subject to examination for the Company’s federal return are the 2015 through 2018 tax years. The Company has assumed net operating loss carryforwards, “acquired NOLs”, through its acquisitions. The tax periods of the acquired entities from which these acquired NOLs originated are considered open years for purposes of adjusting the amount of the acquired NOLs used in the Company’s open years.  The Company is subject to examination from 2014 forward for state income tax returns. The Company’s policy is that it recognizes interest and penalties as a component of income tax expense. As of December 31, 2018 and 2017, the Company had no accrued interest or penalties.
Tax Cuts and Jobs Act - The Tax Cuts and Jobs Act was enacted on December 22, 2017. Among other things, the new law (i) established a new, flat, federal statutory corporate income tax rate of 21%, (ii) eliminated the corporate alternative minimum tax and allows the use of any such carryforwards to offset regular tax liability for any taxable year, (iii) limited the deduction for net interest expense incurred by U.S. corporations, (iv) allowed businesses to immediately expense, for tax purposes, the cost of new investments in certain qualified depreciable assets, (v) eliminated or reduces certain deductions related to meals and entertainment expenses, (vi) modified the limitation on excessive employee compensation to eliminate the exception for performance-based compensation and clarifies the definition of a covered employee and (vii) limited the deductibility of deposit insurance premiums for banks in excess of $5 billion in assets.

14. EMPLOYEE BENEFITS
Equity Incentive Plan — The 2014 Omnibus Equity Incentive Plan (the “2014 Plan”) was approved by the Company’s Board of Directors and shareholders on July 28, 2014 and became effective immediately prior to the initial public offering on August 7, 2014.  A total of 1,273,838 shares of common stock were reserved for issuance under the 2014 Plan, which permits the grant of incentive stock options, within the meaning of Section 422 of the IRS Code, to the Company’s employees, and the grant of non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other forms of equity-based awards to the Company’s employees, directors, consultants and independent contractors.   The 2014 Plan is administered by the Compensation Committee of the Board of Directors, who may select which eligible participants receive awards, the types of awards to be granted, the purchase price, if any,  to be paid for shares covered by the awards and the vesting, forfeiture, cancellation and other terms and conditions of the awards.
During the period from December 29, 2017 through January 23, 2018, the Compensation Committee restructured performance options under the 2010 Option Plan in order to more appropriately align the incentives of the grantees with the success of the Company. As a part of this restructuring, 256,242 outstanding performance options under the 2010 Option Plan were vested and 586,119 outstanding performance options under the 2010 Option Plan were cancelled and new grants of timebased and performance based restricted stock units or "RSUs" were granted under the 2014 Plan. As of March 30, 2018, 3,393 shares were available for future grant under the 2014 Plan. On April 3, 2018, the Company's Board of Directors approved an amendment to the 2014 Plan to increase the number of shares reserved for issuance under the 2014 Plan by 650,000 shares, which was approved by the shareholders of the Company at the annual meeting on May 23, 2018. As of December 31, 2018 as total of 1,923,838 shares of common stock were reserved for issuance under the 2014 Plan.

Stock Options. At December 31, 2018 and 2017, there were 385,802 and 428,168 time based options outstanding under the 2014 Plan, respectively.  The Company has two additional stock options plans, both of which are frozen to further issuance.
The Green Bancorp, Inc. 2010 Stock Option Plan (the “2010 Option Plan”), which was approved by the Company’s Board of Directors on June 30, 2010, permitted the grant of up to 2,239,906 options. The non-qualified stock options granted were in the form of time-based options and performance options and may have been granted to a director, officer or employee of the Company. Time-based options under the 2010 Option Plan vest over a period of four years and expire on the tenth anniversary of the date of the grant. Performance options under the 2010 Option Plan vest upon the occurrence of a liquidity event, with the vested amounts determined based on the achievement of specified performance and market metrics.  The 2010 Option Plan was frozen to further issuance upon approval of the 2014 Omnibus Plan.  At December 31, 2018 there were 431,573 time-based options, 235,717 performance options and 305,694 super-performance options outstanding under the 2010 Option Plan.  At December 31, 2017 there were 367,213 time-based options, 992,864 performance options and 308,054 super-performance options outstanding under the 2010 Option Plan.
The Green Bancorp, Inc. 2006 Stock Option Plan (the “2006 Option Plan”), which was approved by the shareholders of the Company on June 21, 2006, permitted the grant of up to 450,000 options. The options granted may have been in the form of nonqualified stock options, which may have been granted to a director, officer or employee of the Company, or incentive stock options, which may have been granted only to officers of the Company. Awards under the 2006 Option Plan vest over a four-year period, which began on the first anniversary of the grant date, and must be exercised within 10 years from the grant date. The 2006 Option Plan was frozen to further issuance upon approval of the 2010 Option Plan. At December 31, 2018 and 2017 there were 15,000 and 87,500 options outstanding under the 2006 Option Plan, respectively.
The fair value of each time‑based option award is estimated on the date of grant using a Black‑Scholes‑Merton option valuation model. The Black‑Scholes‑Merton formula assumes that option exercises occur at the end of the contractual term of the option, and that expected volatility, expected dividends, and risk‑free interest rates are constant over the option’s term. The Black‑Scholes‑Merton formula is adjusted to take into account certain characteristics of employee share options and similar instruments that are not consistent with the assumptions contained in the model. Because of the nature of the formula, those adjustments take the form of weighted‑average assumptions about those characteristics. The expected term represents the period of time that options granted are expected to be outstanding. The risk‑free interest rate of the option is based on the U.S. Treasury zero‑coupon with a remaining term equal to the expected term used in the assumption model. The expected volatility is an estimated measure of fluctuations in the Company’s share price.
The fair value of time‑based options granted during 2018 and 2017 was estimated using the following assumptions:

	2018		2017
Expected term (years)	2.0	6.5
Risk-free interest rate	2.05%	1.98% - 2.02%
Expected volatility	26.04%	31.02% - 34.39%
Dividend yield	—	—

A summary of changes in outstanding time‑based stock options as of December 31, 2018 and 2017, is as follows:

	Number of Options	Weighted- Average Exercise Price				Average Remaining Contractual Term (In Years)
Shares under option—December 31, 2017	882,881		$10.36	5.4
Shares granted	148,982	8.34	8.34
Shares forfeited or expired	(4,333)	9.30	9.30
Shares exercised	(195,155)	9.71	9.71
Shares under option—December 31, 2018	832,375	10.15	10.15		5.7
Shares exercisable—December 31, 2018	418,394	9.35	9.35		3.4

Shares under option—December 31, 2016	894,015		$9.66	5.9
Shares granted	82,000	17.54	17.54
Shares forfeited or expired	(42,361)	10.39	10.39
Shares exercised	(50,773)	9.70	9.70
Shares under option—December 31, 2017	882,881	10.36	10.36		5.4
Shares exercisable—December 31, 2017	497,868	9.14	9.14		2.9

A summary of the status of the Company’s nonvested time‑based options as of December 31, 2018 and 2017, is presented below:

	Number of Options		Average Grant-Date Fair Value
Nonvested options—December 31, 2017	385,013	$5.05
Shares granted	148,982	15.40
Shares forfeited	(4,333)	4.17
Shares vested	(115,681)	5.00
Nonvested options—December 31, 2018	413,981	$6.11

Nonvested options—December 31, 2016	400,774	$4.86
Shares granted	82,000	6.65
Shares forfeited	(42,361)	5.03
Shares vested	(55,400)	6.06
Nonvested options—December 31, 2017	385,013	$5.05
As of December 31, 2018 and 2017, there was $2.0 million and $1.5 million respectively, of total unrecognized compensation expense related to nonvested share‑based compensation arrangements. That cost is expected to be recognized over a weighted‑average period of 1.4 years. The total fair value of shares vested during the years ended December 31, 2018 and 2017, was $578 thousand and $336 thousand, respectively.
Total stock‑based compensation expense that was charged against income was $4.8 million, $4.9 million and $1.6 million for 2018, 2017 and 2016, respectively. The total income tax benefit recognized in the statements of operations for share‑based compensation arrangements was $1.0 million, $1.7 million and $555 thousand for 2018, 2017 and 2016, respectively.
Restricted Stock Units. In connection with the initial public offering, 275,000 restricted stock units were granted under the 2014 Plan.  At December 31, 2018 and 2017 there were 662,665 and 322,875 restricted stock units outstanding under the 2014 Plan.  Total restricted stock units compensation expense was $3.0 million, $757 thousand and $787 thousand in the year ended December 31, 2018, 2017 and 2016 respectively.
As of December 31, 2018 and 2017, there was $9.6 million and $2.4 million, respectively, of unrecognized compensation expense related to nonvested restricted stock units. That costs is expected to be recognized over a weighted-average period of 3.0 years.
Stock Appreciation Rights Plan — On May 18, 2007, the Company’s Board of Directors adopted the Green Bancorp Stock Appreciation Rights Plan (the “SAR Plan”). The SAR Plan provided for the issuance of up to 200,000 units to plan participants at an exercise price of no less than the fair market value of the common stock of the Company at the time of grant. Units are redeemable by SAR Plan participants under certain circumstances whereby the participant will be paid the excess, if any, of the market value of the Company’s common stock at the time of exercise over the exercise price. The SAR Plan provides for a 10-year maximum term for units issued, vesting and exercisability limitations and accelerated vesting and deemed exercise in the event of a change of control. The SAR Plan was frozen to further issuance upon approval of the 2014 Omnibus Plan.  As of December 31, 2018 and 2017, there were 16,500 and 63,000 units outstanding under the SAR Plan, respectively.
Stock based compensation expense of $32 thousand and $435 thousand was recorded during the years ended December 31, 2018 and 2017, respectively, to reflect the fair value of the SARs. A reversal of stock based compensation expense of $335 thousand was recorded during the year ended December 31, 2016 to reflect the fair value of the SARs.
Benefit Plan — The Company sponsors a 401(k) plan (the “401k Plan”), which is a defined contribution plan available to substantially all employees. Participants in the 401k Plan may make salary deferral contributions up to the amount allowed by law. The Company makes safe harbor matching contributions to the 401k Plan equal to 100% of the participant’s elective contribution for the plan year up to a maximum of 6% of the participant’s salary. The Company contributions are fully vested at the date of contribution. The total of Company contributions for the years ended December 31, 2018, 2017 and 2016, were $1.5 million, $1.4 million, and $1.3 million, respectively.

15. OFF-BALANCE SHEET ARRANGEMENTS, COMMITMENTS AND CONTINGENCIES
The following table summarizes the Company’s contractual obligations and other commitments to make future payments as of the date indicated (other than securities sold under agreements to repurchase).  The Company’s future cash payments associated with its contractual obligations pursuant to its certificates and other time deposits, FHLB advances, subordinated debentures and subordinated notes, and operating leases, as of the date indicated are as follows:

	December 31, 2018
	1 year or less		More than 1 year but less than 3 years		3 years or more but less than 5 years			5 years or more			Total

	(Dollars in thousands)
Certificates and other time deposits		$1,062,716		$262,668	$14,775			$—		$1,340,159
Federal Home Loan Bank advances	277,575	277,575	25,274	25,274	—	—	—	—		302,849	302,849
Subordinated debentures and subordinated notes	4,199	4,199	3,995	3,995	8,876	8,876		84,088	84,088		101,158	101,158
Operating leases	2,097	2,097	3,255	3,255	2,436	2,436		2,072	2,072		9,860	9,860
Total		$1,346,587		$295,192	$26,087			$86,160		$1,754,026
Payments for the FHLB advances includes interest of $2.8 million that will be paid in future years.  Payments for subordinated debentures and subordinated notes include interest of $43.9 million that will be paid in future years.  The future interest payments were calculated using the current rate in effect at December 31, 2018.  Payments related to leases are based on actual payments specified in underlying contracts.
Leases — A summary as of December 31, 2018, of the Company’s noncancelable future operating lease commitments is as follows (in thousands):

2019		$2,097
2020	1,691	1,691
2021	1,564	1,564
2022	1,293	1,293
2023	1,143	1,143
Thereafter	2,072	2,072
Total		$9,860
The Company leases certain office facilities and equipment under operating leases. Rent expense under all noncancelable operating lease obligations, net of income from noncancelable subleases aggregated, was approximately $2.4 million, $2.3 million and $2.3 million for the years ended December 31, 2018, 2017 and 2016, respectively.
Litigation — The Company from time to time is involved in routine litigation arising from the normal course of business. Management does not believe that there are any pending or threatened proceedings against the Company which, upon resolution, would have a material effect on the consolidated financial statements.
Financial Instruments with Off-Balance Sheet Risk — In the normal course of business, the Company is a party to various financial instruments with off-balance sheet risk to meet the financial needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual or notional amount of these instruments. The Company uses the same credit policies in making these commitments and conditional obligations as it does for on-balance sheet instruments.
The following is a summary of the various financial instruments outstanding as of the date set forth:

	December 31, 2018
	1 year or less		More than 1 year but less than 3 years		3 years or more but less than 5 years		5 years or more		Total

	(Dollars in thousands)
Commitments to extend credit		$318,474		$189,745		$120,198	$81,428		$709,845
Standby and commercial letters of credit	22,201	22,201	163	163	—	—	800	800	23,164	23,164
Total		$340,675		$189,908		$120,198	$82,228		$733,009
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if considered necessary by the Company, upon extension of credit, is based on management’s credit evaluation of the customer.
Standby and commercial letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. In the event of nonperformance by the customer, the Company has rights to the underlying collateral, which can include commercial real estate, physical plant and property, inventory, receivables, cash and marketable securities. The credit risk to the Company in issuing letters of credit is essentially the same as that involved in extending loan facilities to its customers.

16. DERIVATIVE FINANCIAL INSTRUMENTS
In order to accommodate the borrowing needs of certain commercial customers, the Company has entered into interest rate swap or cap agreements with those customers. These interest rate derivative contracts effectively allow our customers to convert a variable rate loan to a fixed rate. In order to offset the exposure and manage interest rate risk, at the time an agreement was entered into with a customer, the Company entered into an interest rate swap or cap with a correspondent bank counterparty with offsetting terms. These derivative instruments are not designated as accounting hedges and changes in the net fair value are recognized in noninterest income or expense. Because we act as an intermediary for our customers, changes in the fair value of the underlying derivative contracts substantially offset each other and do not have a material impact on our results of operations. The fair value amounts are included in other assets and other liabilities.
The following is a summary of the interest rate swaps outstanding as of the dates set forth:

	December 31, 2018
	Notional Amount			Fixed Rate		Floating Rate		Maturity	Fair Value

	(Dollars in thousands)
Non-hedging derivative instruments:
Customer interest rate derivatives:
Interest rate swaps - receive fixed/pay floating		$187,956	2.94 - 8.47%		LIBOR 1 month + 0.00% - 5.00%		Wtd. Avg. 3.6 years		$206
Interest rate caps and collars		$32,014	3.10 - 6.00%		LIBOR 1 month + 0.00% - 3.75%		Wtd. Avg. 0.9 years		$160

Correspondent interest rate derivatives:
Interest rate swaps - pay fixed/receive floating		$187,956	2.94 - 8.47%		LIBOR 1 month + 0.00% - 5.00%		Wtd. Avg. 3.6 years		$(361)
Interest rate caps and collars		$32,014	3.10 - 6.00%		LIBOR 1 month + 0.00% - 3.75%		Wtd. Avg. 0.9 years		$(160)

	December 31, 2017
	Notional Amount			Fixed Rate		Floating Rate		Maturity	Fair Value

	(Dollars in thousands)
Non-hedging derivative instruments:
Customer interest rate derivatives:
Interest rate swaps - receive fixed/pay floating		$173,304	2.19 - 5.72%		LIBOR 1 month + 0% - 4.25%		Wtd. Avg. 2.8 years		$880
Interest rate caps		$37,466	4.55 - 6.00%		LIBOR 1 month + 3% - 3.75%		Wtd. Avg. 1.7 years		$75

Correspondent interest rate derivatives:
Interest rate swaps - pay fixed/receive floating		$173,304	2.19 - 5.72%		LIBOR 1 month + 0% - 4.25%		Wtd. Avg. 2.8 years		$(901)
Interest rate caps		$37,466	4.55 - 6.00%		LIBOR 1 month + 3% - 3.75%		Wtd. Avg. 1.7 years		$(75)

The estimated fair values of non-hedging derivative instruments are reflected within Company’s consolidated balance sheet (included in other assets and other liabilities) on a net basis when a right of offset exits, based on transactions with a single counterparty that are subject to a legally enforceable master netting agreement. The notional amounts and estimated fair values of the non-hedging derivative instruments by classification as the dates set forth were as follows:

	December 31, 2018						December 31, 2017
			Estimated Fair Value						Estimated Fair Value
	Notional Amount		Asset Derivative		Liability Derivative		Notional Amount			Fair Value					Liability Derivative

	(Dollars in thousands)
Non-hedging interest rate derivatives:
Financial institution counterparty:
Interest rate swaps		$187,956		$1,828	$1,622			$173,304			$1,326		$448
Interest rate caps and collars	32,014	32,014	160	160	—	—	37,466	37,466	75	75				—	—
Commercial customer counterparty:
Interest rate swaps	187,956	187,956	1,453	1,453	1,813	1,813	173,304	173,304		423	423				1,325	1,325
Interest rate caps and collars	32,014	32,014	—	—	160	160	37,466	37,466	—	—			75		75
Gross derivatives				$3,441		$3,595						$1,824			$1,848
Offsetting derivative assets/liabilities			(41	(41)	(41	(41)				(369	(369)				(369	(369)
Net derivatives included in the consolidated balance sheets				$3,400		$3,554						$1,455			$1,479

17. REGULATORY MATTERS
Capital Requirements — The Company is subject to various regulatory capital requirements administered by federal banking agencies. Any institution that fails to meet its minimum capital requirements is subject to actions by regulators that could have a direct material effect on its financial statements. Under the capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines based on the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company’s capital amount and classification under the regulatory framework for prompt corrective action are also subject to qualitative judgments by the regulators.
In July 2013, the Federal Reserve published final rules for the adoption of the Basel III regulatory capital framework (the "Basel III Capital Rules"). The Basel III Capital Rules, among other things, (i) introduced a new capital measure called "Common Equity Tier 1" ("CET1"), (ii) specify that Tier 1 capital consist of CET 1 and "Additional Tier 1 Capital" instruments meeting specified requirements, (iii) define CET 1 narrowly by requiring that most deductions/adjustments to regulatory capital measures be made to CET 1 and not to the other components of capital and (iv) expand the scope of the deductions/adjustments as compared to existing regulations. The Basel III Capital Rules became effective for us on January 1, 2015 with certain transition provisions to be fully phased in by January 1, 2019.
Beginning on January 1, 2016, the capital conservation buffer was effective for the Company starting at the 0.625% level and increasing by that amount on each subsequent January 1, until it reaches 2.5% on January 1, 2019.  The required phase-in capital conservation buffer during 2018 is 1.875%. The capital conservation buffer, composed entirely of CET1, is designed to absorb losses during periods of economic stress and effectively increases the minimum required risk-weighted capital ratios.
Financial institutions are categorized as well capitalized or adequately capitalized, based on minimum total risk-based, Tier 1 risk-based, CET1 and Tier 1 leverage ratios. As shown in the table below, the Company’s capital ratios exceeded the regulatory definition of adequately capitalized as of December 31, 2018 and 2017. Based upon the information in its most recently filed call report, the Bank met the capital ratios necessary to be well capitalized. The regulatory authorities can apply changes in classification of assets and such changes may retroactively subject the Company to changes in capital ratios. Any such changes could result in reducing one or more capital ratios below well-capitalized status. In addition, a change may result in imposition of additional assessments by the FDIC or could result in regulatory actions that could have a material effect on condition and results of operations.
To meet the capital adequacy requirements, the Company and the Bank must maintain minimum capital amounts and ratios as defined in the regulations. Management believes, as of December 31, 2018 and 2017, that the Company and the Bank met all capital adequacy requirements to which they are subject.
The most recent notification from the regulatory banking agencies categorized Green Bank as “well capitalized” under the regulatory capital framework for prompt corrective action and there have been no events since that notification that management believes have changed the Bank’s category.
The Company’s consolidated capital ratios and the Bank’s capital ratios as of the dates set forth are presented in the following table:

	December 31, 2018
	Actual			For Capital Adequacy Purposes			To be Categorized as Well Capitalized under Prompt Corrective Action Provisions		Corrective Action Provisions
	Amount		Ratio	Amount		Ratio		Amount			Ratio

	(Dollars in thousands)
The Company(1):
Total capital (to risk weighted assets)		$511,467	13.3%		$307,740	8.0%	N/A		N/A
Tier 1 capital (to risk weighted assets)	444,201	444,201	11.6	230,805	230,805	6.0	N/A			N/A
Common equity tier 1 capital	430,419	430,419	11.2	173,104	173,104	4.5	N/A			N/A
Tier I capital (to average assets)	444,201	444,201	10.2	174,168	174,168	4.0	N/A			N/A

The Bank(2):
Total capital (to risk weighted assets)		$504,741	13.1%		$307,669	8.0%		$384,586	10.0%
Tier 1 capital (to risk weighted assets)	471,330	471,330	12.3	230,751	230,751	6.0	307,669	307,669		8.0
Common equity tier 1 capital	471,330	471,330	12.3	173,064	173,064	4.5	249,981	249,981		6.5
Tier I capital (to average assets)	471,330	471,330	10.8	174,047	174,047	4.0	217,558	217,558		5.0

	December 31, 2017
	Actual			For Capital Adequacy Purposes			To be Categorized as Well Capitalized under Prompt Corrective Action Provisions		Corrective Action Provisions
	Amount		Ratio	Amount		Ratio		Amount			Ratio

	(Dollars in thousands)
The Company(1):
Total capital (to risk weighted assets)		$455,754	12.7%		$287,840	8.0%	N/A		N/A
Tier 1 capital (to risk weighted assets)	390,690	390,690	10.9	215,880	215,880	6.0	N/A			N/A
Common equity tier 1 capital	377,328	377,328	10.5	161,910	161,910	4.5	N/A			N/A
Tier I capital (to average assets)	390,690	390,690	9.5	164,632	164,632	4.0	N/A			N/A
The Bank(2):
Total capital (to risk weighted assets)		$444,198	12.4%		$286,648	8.0%		$358,310	10.0%
Tier 1 capital (to risk weighted assets)	415,542	415,542	11.6	214,986	214,986	6.0	286,648	286,648		8.0
Common equity tier 1 capital	415,542	415,542	11.6	161,239	161,239	4.5	232,901	232,901		6.5
Tier I capital (to average assets)	415,542	415,542	10.1	164,390	164,390	4.0	205,487	205,487		5.0

(1)    The Federal Reserve may require the Company to maintain capital ratios above the required minimums
(2)    The FDIC or the OCC may require the Bank to maintain capital ratios above the required minimums
Dividend Restrictions — Dividends paid by the Bank are subject to certain restrictions imposed by regulatory agencies. The Basel III Capital Rules further limit the amount of dividends that may be paid by our bank.  Dividends of $18.2 million and $1.0 million were paid by the Bank to Green Bancorp during the period ended December 31, 2018 and 2017, respectively.
The Company is regarded as a legal entity separate and distinct from the Bank. The principal source of the Company’s revenues is dividends received from the Bank. Federal law currently imposes limitations upon certain capital distributions by national banks, such as certain cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash‑out merger and other distributions charged against capital. The Federal Reserve and the OCC regulate all capital distributions by the Bank directly or indirectly to the Company, including dividend payments. For example, under applicable regulations, the Bank must file an application for OCC approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of the Bank’s net income for that year to date plus the Bank’s retained net income for the preceding two years. Additionally, the Bank may not pay dividends to the Company if, after paying those dividends, it would fail to meet the required minimum levels under risk‑based capital guidelines and the minimum leverage and tangible capital ratio requirements, or in the event the OCC notified the Bank that it was in need of more than normal supervision. Under the Federal Deposit Insurance Act, an insured depository institution such as the Bank is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized.” Payment of dividends by the Bank also may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute an unsafe and unsound banking practice. In addition, the Bank may become subject to supervisory limits on its ability to declare or pay a dividend or reduce its capital unless certain conditions are satisfied.

18. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
ASC 820 applies to reported balances that are required or permitted to be measured at fair value under an existing accounting pronouncement. ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability and establishes a fair value hierarchy. The fair value hierarchy consists of three levels of inputs that may be used to measure fair value as follows:
Level 1 — Inputs that utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 1 assets and liabilities include debt and equity securities that are traded in an active exchange market, as well as certain U.S. Treasury securities that are highly liquid and are actively traded in over-the-counter markets.
Level 2 — Inputs other than those quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates and yield curves that are observable at commonly quoted intervals. Level 2 assets and liabilities include available-for-sale securities with quoted prices that are traded less frequently than exchange-traded instruments and derivative contracts whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data. Available-for-sale securities are valued using observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, prepayment speeds, credit information, and the bond’s terms and conditions, among other things. Government guaranteed loans held-for-sale, which are guaranteed by the Small Business Administration ("SBA"), are valued based on observable market data and pricing. Derivative valuations utilize certain Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. The significance of the impact of these credit valuation adjustments on the overall valuation of derivative positions are not significant to the overall valuation and result in all derivative valuations being classified in Level 2 of the fair value hierarchy.
Level 3 — Inputs that are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability. This category includes loans where independent pricing information was not able to be obtained.
The tables below present the Company’s assets and liabilities measured at fair value on a recurring basis as of the dates set forth aggregated by the level in the fair value hierarchy within which those measurements fall:

	December 31, 2018
	Level 1		Level 2			Level 3		Total

	(Dollars in thousands)
Financial Assets:
Available-for-sale securities		$—		$600,730		$—		$600,730
Loans held for sale	—	—	9,360	9,360	—	—	9,360	9,360
Correspondent interest rate swaps	—	—	1,828	1,828	—	—	1,828	1,828
Customer interest rate swaps	—	—	1,453	1,453	—	—	1,453	1,453
Correspondent interest rate caps	—	—	160	160	—	—	160	160

Financial Liabilities:
Correspondent interest rate swaps		$—		$1,622		$—		$1,622
Customer interest rate swaps	—	—	1,813	1,813	—	—	1,813	1,813
Customer interest rate caps	—	—	160	160	—	—	160	160

	December 31, 2017
	Level 1		Level 2			Level 3		Total

	(Dollars in thousands)
Financial Assets:
Available-for-sale securities		$—		$705,539		$—		$705,539
Correspondent interest rate swaps	—	—	1,326	1,326	—	—	1,326	1,326
Customer interest rate swaps	—	—	423	423	—	—	423	423
Correspondent interest rate caps	—	—	75	75	—	—	75	75
Financial Liabilities:
Correspondent interest rate swaps		$—		$448		$—		$448
Customer interest rate swaps	—	—	1,325	1,325	—	—	1,325	1,325
Customer interest rate caps	—	—	75	75	—	—	75	75
Certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). Assets measured on a nonrecurring basis include impaired loans, real estate acquired by foreclosure and other repossessed assets.
A loan is defined as impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due, according to the contractual terms of the loan agreement.  The allowance for loan losses related to impaired loans is determined based on the difference between the carrying value of the impaired loan and its fair value.  The fair value of impaired loans is determined based on the fair value of the collateral if repayment is expected solely from the collateral.  Fair value of the loan’s collateral is determined by appraisals and third party estimates for real estate collateral and by appraisals or independent valuations for non-real estate collateral such as inventory, accounts receivable, equipment or other business assets.  The fair value of real estate acquired by foreclosure is measured using appraisals and third party estimates.  These values may be adjusted based on current information available to management, therefore the values are considered Level 3 inputs within the fair value hierarchy.
The following tables present the assets that were subject to fair value adjustments during the periods indicated, which were still on the balance sheet at the end of the reporting periods:

	December 31, 2018
	Level 3		Total		Losses for the Year Ended December 31, 2018

	(Dollars in thousands)
Assets Measured on a Nonrecurring Basis:
Impaired loans		$22,450		$22,450	$3,096
Other real estate owned	609	609	609	609	193	193
Repossessed assets	44	44	44	44	114	114

	December 31, 2017
	Level 3		Total		Losses for the Year Ended December 31, 2017

	(Dollars in thousands)
Assets Measured on a Nonrecurring Basis:
Impaired loans		$20,066		$20,066	$5,352
Real estate acquired by foreclosure	802	802	802	802	118	118

The following methods and assumptions were used to estimate the fair value of cash and of financial instruments for which it is practicable to estimate that value:
Cash and Short-Term Investments — The carrying amount of these short term investments is a reasonable estimate of fair value.
Securities — The fair value of securities are obtained from an independent pricing service.  Securities are valued based on quoted prices in an active market when available. These securities are classified in Level 1 of the valuation hierarchy. If quoted market prices are not available for the specific security, then fair values are estimated and classified as Level 2 of the valuation hierarchy.  The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury and other yield curves, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the security’s terms and conditions, among other things.
Loans Held-for-Sale — — The fair value of government guaranteed loans held-for-sale is based on commitments from investors or prevailing market prices.
Loans Held for Investment — The calculation of fair value of loans reported for the 2018 reporting periods has been revised to be in accordance with ASU 2016-01. The discounted cash flow methodology considers internal and market-based information, including interest rates, prepayment speeds and discount rates. The fair value of loans as of December 31, 2017 was estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.
Real Estate Acquired by Foreclosure — Real estate acquired by foreclosure is adjusted to fair value less estimated costs to sell at the time of foreclosure. Subsequently, these assets are carried at the lower of carrying value or fair value less estimated costs to sell. Fair value is generally based upon market prices or appraised values of the property, which may be discounted based on internal criteria and accordingly, the Company classifies real estate acquired by foreclosure as Level 3.
Branch assets held for sale — This includes loans, accrued interest, bank premises, furniture and equipment and the cash balances related to branches that were held for sale. The carrying amount of cash and cash equivalents, accrued interest, and premises and equipment approximates their fair value. The fair value of the loans held-for-sale are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.
Deposit Liabilities — The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities in the peer market.
Other Borrowed Funds — The carrying amount of securities sold under agreements to repurchase is a reasonable estimate of fair value because these borrowings reprice at market rates generally daily. The fair value of long term FHLB advances is estimated using the rates currently offered for advances of similar remaining maturities.
Subordinated debentures and subordinated notes—The fair value of the subordinated debentures and subordinated notes was calculated using the quoted market prices, if available. If quoted market prices are not available, fair value is estimated using quoted market prices for similar subordinated debentures. Subordinated debentures and subordinated notes fair value measurements utilize Level 2 inputs.
Off-Balance Sheet Financial Instruments — The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. These amounts were not significant at the reporting dates. The fair value of interest rate swaps is derived from pricing models based on past, present and projected future market conditions, quoted market prices of instruments with similar characteristics or discounted cash flows, classified in Level 2 of the fair value hierarchy.
Branch liabilities held for sale — This includes deposits and accrued interest related to branches that were held for sale. The carrying amount of accrued interest approximates its fair value. The fair values disclosed for demand deposits, saving accounts and money market deposits is equal to the amount payable on demand at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.
The estimated fair values of the Company’s financial instruments as of the dates indicated are as follows:

	December 31, 2018
	Carrying Value		Level 1		Level 2			Level 3		Fair Value

	(Dollars in thousands)
Financial Assets:
Cash and short term investments		$112,720		$112,720		$—		$—	$112,720
Available-for-sale securities	600,730	600,730	—	—	600,730	600,730	—	—	600,730	600,730
Held-to-maturity securities	60,984	60,984	—	—	61,154	61,154	—	—	61,154	61,154
Other securities	40,953	40,953	40,953	40,953	—	—	—	—	40,953	40,953
Loans held for sale	9,360	9,360	—	—	9,360	9,360	—	—	9,360	9,360
Loans held for investment	3,279,433	3,279,433	—	—	—	—	3,300,925	3,300,925	3,300,925	3,300,925
Real estate acquired by foreclosure	609	609	—	—	—	—	609	609	609	609
Branch assets held for sale	84,568	84,568		$—		$84,568		$—	84,568	84,568
Total		$4,189,357		$153,673		$755,812		$3,301,534	$4,211,019

Financial Liabilities:
Deposits		$3,466,349		$—		$3,465,321		$—	$3,465,321
Securities sold under agreements to repurchase	3,226	3,226	—	—	3,226	3,226	—	—	3,226	3,226
Other borrowed funds	300,000	300,000	—	—	300,017	300,017	—	—	300,017	300,017
Subordinated debentures	48,302	48,302	—	—	49,067	49,067	—	—	49,067	49,067
Branch liabilities held for sale	52,293	52,293		$—		$52,293		$—	52,293	52,293
Total		$3,870,170		$—		$3,869,924		$—	$3,869,924

	December 31, 2017
	Carrying Value		Level 1		Level 2			Level 3		Fair Value

	(Dollars in thousands)
Financial Assets:
Cash and short term investments		$140,681		$140,681		$—		$—	$140,681
Available-for-sale securities	705,539	705,539	—	—	705,539	705,539	—	—	705,539	705,539
Held-to-maturity securities	13,275	13,275	—	—	13,146	13,146	—	—	13,146	13,146
Other securities	27,283	27,283	27,283	27,283	—	—	—	—	27,283	27,283
Loans held for sale	7,156	7,156	—	—	7,156	7,156	—	—	7,156	7,156
Loans held for investment	3,190,485	3,190,485	—	—	—	—	3,206,145	3,206,145	3,206,145	3,206,145
Real estate acquired by foreclosure	802	802	—	—	—	—	802	802	802	802
Total		$4,085,221		$167,964		$725,841		$3,206,947	$4,100,752

Financial Liabilities:
Deposits		$3,397,143		$—		$3,392,144		$—	$3,392,144
Securities sold under agreements to repurchase	5,173	5,173	—	—	5,173	5,173	—	—	5,173	5,173
Other borrowed funds	325,000	325,000	—	—	324,873	324,873	—	—	324,873	324,873
Subordinated debentures	47,737	47,737	—	—	45,356	45,356	—	—	45,356	45,356
Total		$3,775,053		$—		$3,767,546		$—	$3,767,546

19. BRANCH ASSETS AND LIABILITIES HELD FOR SALE

On December 21, 2018, the Bank entered into a purchase and assumption agreement with Keystone Bank, N.A., ("Keystone") pursuant to which Keystone will acquire certain assets and deposits associated with the Bank's branch in Austin, Texas. The transaction is expected to close in the first quarter of 2019, subject to the receipt of the necessary regulatory approvals.

The following table presents the assets and liabilities held for sale as of December 31, 2018:

	December 31, 2018

	(Dollars in thousands)

Assets
Cash and cash equivalent		$392
Loans	83,837	83,837
Accrued interest receivable	320	320
Premises and equipment, net	19	19
Total Assets		$84,568

Liabilities
Deposits		$52,253
Accrued interest payable	40	40
Total Liabilities		$52,293

20. SUBSEQUENT EVENTS

On January 1, 2019 (the “Closing Date”), Veritex, the parent holding company of Veritex Bank, completed the transactions contemplated by the Merger Agreement, dated as of July 23, 2018, by and among Merger Sub, a wholly owned subsidiary of Veritex, and the Company, the parent holding company of the Bank. On the Closing Date, (i) Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Veritex (the “Merger”) (the effective time of the Merger, the “Effective Time”), (ii) immediately thereafter, the Company (as the surviving corporation) was merged with and into Veritex, with Veritex as the surviving corporation (together with the Merger, the “Holdco Mergers”), and (iii) immediately thereafter, the Bank was merged with and into Veritex Bank, with Veritex Bank continuing as the surviving bank (together with the Holdco Mergers, the “Merger Transactions”). The Merger Transactions were described in the Registration Statement filed with the SEC on August 31, 2018, which was amended on October 10, 2018 and became effective on October 12, 2018.

At the Effective Time, pursuant to the terms of the Merger Agreement, each share of common stock, par value $0.01 per share, of the Company was converted into the right to receive 0.79 shares of Veritex Common Stock, with cash paid in lieu of fractional shares of Veritex Common Stock (the “Merger Consideration”).  At the Effective Time, pursuant to the terms of the Merger Agreement, the vesting of 1,373,786 Company stock options, 662,665 Company RSU awards and 16,500 Company SAR awards was accelerated in full (as if any performance vesting conditions were achieved at maximum levels) and Company stock options, RSU awards and SAR awards were either converted into Veritex equity awards or canceled in exchange for payment, as further described below. Stock-based compensation expense, net of tax, of $8.6 million was recorded at the Effective Time.

Additionally, other merger related expenses, net of tax, of $10.0 million were recorded at the Effective Time. These expenses included change in control and severance payments and transaction fees.

21. PARENT COMPANY ONLY FINANCIAL STATEMENTS
The following balance sheets, statements of income, statements of comprehensive income and statements of cash flows for Green Bancorp, Inc. should be read in conjunction with the consolidated financial statements and the notes thereto.
GREEN BANCORP, INC.
(Parent Company Only)
CONDENSED BALANCE SHEETS
(Dollars in thousands)

	December 31,
	2018		2017
ASSETS
Cash and due from banks		$6,616		$734
Interest-bearing deposits in financial institutions	—	—	208	208
Cash and cash equivalents	6,616	6,616	942	942
Investment in Green Bank, N.A.	538,817	538,817	489,336	489,336
Investment in Patriot Bancshares Capital Trust I and II	666	666	666	666
Loans held for investment	—	—	3,062	3,062
Goodwill	12,673	12,673	12,673	12,673
Other assets	2,538	2,538	6,692	6,692
TOTAL		$561,310		$513,371
LIABILITIES AND SHAREHOLDERS’ EQUITY
Subordinated debentures	48,302	48,302	47,737	47,737
Deferred tax liability, net	1,589	1,589	1,100	1,100
Other liabilities		$840		$739
Total liabilities	50,731	50,731	49,576	49,576
SHAREHOLDERS’ EQUITY:
Common stock	376	376	373	373
Capital surplus	394,823	394,823	387,891	387,891
Retained earnings	129,866	129,866	83,263	83,263
Accumulated other comprehensive income, net	(13,233	(13,233)	(6,479	(6,479)
Less treasury shares, at cost	(1,253	(1,253)	(1,253	(1,253)
Total shareholders’ equity	510,579	510,579	463,795	463,795
TOTAL		$561,310		$513,371

GREEN BANCORP, INC.
(Parent Company Only)
CONDENSED STATEMENT OF OPERATIONS
(Dollars in thousands)

	For the Years ended December 31,
	2018		2017			2016
INCOME—Interest income		$31		$138		$67
Loss on held-for-sale loans	—	—	(138	(138)	—	—
Dividends from bank subsidiary	18,201	18,201	1,000	1,000		—	—
Total income	18,232	18,232	1,000	1,000		67	67
EXPENSE — Subordinated debentures	4,432	4,432	4,216	4,216		1,182	1,182
Provision for loan losses	1,565	1,565	10,536	10,536		—	—
General and administrative	3,690	3,690	3,746	3,746		2,350	2,350
Merger and acquisition expenses	4,187	4,187	—	—	456	456
Total expense	13,874	13,874	18,498	18,498		3,988	3,988
INCOME (LOSS) BEFORE EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARY AND INCOME TAXES	4,358	4,358	(17,498	(17,498)		(3,921	(3,921)
EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARY, NET OF TAX	50,321	50,321	44,427	44,427		1,577	1,577
INCOME (LOSS) BEFORE INCOME TAXES	54,679	54,679	26,929	26,929		(2,344	(2,344)
BENEFIT FOR INCOME TAXES	2,028	2,028	7,207	7,207		1,372	1,372
NET INCOME (LOSS)		$56,707		$34,136		$(972)

GREEN BANCORP, INC.
(Parent Company Only)
CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)

	For the Years ended December 31,
	2018		2017			2016
NET INCOME (LOSS)		$56,707		$34,136		$(972)
OTHER COMPREHENSIVE INCOME BEFORE TAX:
Securities available-for-sale:
Change in net unrealized losses on securities available-for-sale	(6,883	(6,883)	(8,853	(8,853)		(1,757	(1,757)
Reclassification of net gains included in net income	66	66	—	—	—	—
Reclassification of unrealized losses on securities transferred to held-to-maturity	2,188	2,188	—	—	—	—
Tax effect	(972	(972)	(3,099	(3,099)		(615	(615)
Other comprehensive loss, net of tax, for securities available-for-sale	(3,657	(3,657)	(8,853	(8,853)		(1,757	(1,757)
Securities held-to-maturity:
Reclassification of unrealized losses on securities transferred from available-for-sale	(2,188	(2,188)	—	—	—	—
Amortization of unrealized losses on securities transferred from available-for-sale	251	251	—	—	—	—
Other comprehensive loss, net of tax, for securities held-to-maturity	(1,937	(1,937)	—	—	—	—
OTHER COMPREHENSIVE LOSS, NET OF TAX	(5,594	(5,594)	(8,853	(8,853)		(1,757	(1,757)
COMPREHENSIVE INCOME (LOSS)		$51,113		$25,283		$(2,729)

GREEN BANCORP, INC.
(Parent Company Only)
CONDENSED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	For the Years ended December 31,
	2018		2017			2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)		$56,707		$34,136		$(972)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Equity in undistributed earnings of subsidiary	(50,321	(50,321)	(44,427	(44,427)		(1,577	(1,577)
Accretion of loan discounts, net	—	—	(7	(7)	—	—
Amortization of debt valuation allowance	420	420	420	420		420	420
Amortization of issuance costs for subordinated notes	145	145	145	145		9	9
Provision for loan losses	1,565	1,565	10,536	10,536		—	—
Net loss on loans held-for-sale	—	—	138	138	—	—
Proceeds from sales of held-for-sale loans	—	—	12,560	12,560	—	—
Deferred income tax expense	489	489	(1,074	(1,074)		(130	(130)
Increase in other assets, net	4,154	4,154	(6,148	(6,148)		(41	(41)
Increase in other liabilities, net	101	101	68	68		114	114
Net cash provided by (used in) operating activities	13,260	13,260	6,347	6,347		(2,177	(2,177)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of loans from subsidiary	—	—	—	—	(32,819	(32,819)
Capital contributed to subsidiary	—	—	(12,000	(12,000)	—	—
Net increase in loans held for investment and held-for-sale	1,497	1,497	(4,886	(4,886)		—	—
Net cash provided by (used in) investing activities	1,497	1,497	(16,886	(16,886)		(32,819	(32,819)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of subordinated notes, net	—	—	—	—	33,876	33,876
Common stock issued in connection with the exercise of stock options	2,118	2,118	486	486		3,046	3,046
Purchase of treasury stock	—	—	—	—	(1,253	(1,253)
Payment of cash dividends	(11,201	(11,201)	—	—	—	—
Net cash (used in) provided by financing activities	(9,083	(9,083)	486	486		35,669	35,669
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,674	5,674	(10,053	(10,053)		673	673
CASH AND CASH EQUIVALENTS:
Beginning of year	942	942	10,995	10,995		10,322	10,322
End of year		$6,616		$942		$10,995

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